File pursuant to Rule 424(b)(5)
Registration Statement No. 333-197371

Prospectus Supplement

(To Prospectus dated July 30, 2014)

25,000,000 Depositary Shares

Each Representing a 1/10th Interest in a Share of

5.375% Class B Mandatory Convertible Preferred Stock, Series 1

Alcoa Inc.

Depositary Shares

We are offering 25,000,000 depositary shares, each of which represents a 1/10th interest in a share of our 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A., as depositary, pursuant to a deposit agreement. Holders of the depositary shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors (or an authorized committee of the board of directors), at an annual rate of 5.375% on the Liquidation Preference of $500 per share of Mandatory Convertible Preferred Stock (equivalent to $26.8750 per annum per share of Mandatory Convertible Preferred Stock, corresponding to $2.6875 per annum per depositary share). We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $1.00 per share (our “common stock”), or by delivery of any combination of cash and shares of our common stock on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2015 to, and including, October 1, 2017.

Each share of Mandatory Convertible Preferred Stock has a Liquidation Preference of $500 (and, correspondingly, each depositary share has a Liquidation Preference of $50). Each share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on October 1, 2017 (the “Mandatory Conversion Date”), into between 25.7838 and 30.9406 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date. At any time prior to October 1, 2017, a holder of 10 depositary shares may cause the depositary to convert one share of the Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our common stock equal to the Minimum Conversion Rate of 25.7838 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments; provided, however, that if holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on a Fundamental Change Effective Date (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and the holders will also be entitled to receive a Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount (each as defined herein).

This offering is part of the financing for the Acquisition (as defined herein) and related fees and expenses. We expect the remainder of the funds for the Acquisition to come from the proposed Debt Offering, as defined below, if completed, or we may also borrow under the Bridge Facility (as defined herein) or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the proposed Debt Offering is not completed or if the net proceeds from this offering and the proposed Debt Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. For a more detailed discussion, see “Use of Proceeds.” This offering is not contingent on the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. In the event that the Acquisition is not completed on or before 5:00 p.m. (New York City time) on April 1, 2015, or if an Acquisition Termination Event (as defined herein) occurs, we have the option, but are not required, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, for the Acquisition Termination Make-whole Amount (as defined herein).

On September 16, 2014, we filed a separate prospectus supplement and accompanying prospectus for an offering of senior debt securities (such proposed offering, the “Debt Offering”). This offering is not contingent on the completion of the proposed Debt Offering or on the completion of the Acquisition.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the proposed Debt Offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AA.” On September 16, 2014, the last reported sale price of our common stock on the NYSE was $16.16 per share. Prior to this offering, there has been no public market for the depositary shares or the Mandatory Convertible Preferred Stock. We intend to apply to list the depositary shares on the NYSE under the symbol “AA-PRB.” Subject to satisfaction of the NYSE listing conditions, we expect trading on the NYSE to begin within the 30-day period after the initial issuance of the depositary shares.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds Before Expenses to Alcoa
Per Depositary Share	$50.00	$1.50	$48.50
Total	$1,250,000,000	$37,500,000	$1,212,500,000

We have granted the underwriters the option to purchase up to an additional 3,750,000 depositary shares solely to cover overallotments, if any, at the public offering price less the underwriting discount and commissions within 30 days from the date of this prospectus supplement. See the section of this prospectus supplement entitled “Underwriting” beginning on page S-69 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form only, through the facilities of The Depository Trust Company, on or about September 22, 2014 in New York, New York, against payment therefor in immediately available funds.

Joint Book-Running Managers

Morgan Stanley	Credit Suisse

Citigroup	Goldman, Sachs & Co.	J.P. Morgan

Lead Managers

BNP PARIBAS	MUFG	RBC Capital Markets	RBS

Co-Managers

Banca IMI	Banco do Brasil Securities LLC	BBVA

BNY Mellon Capital Markets, LLC	Bradesco BBI	Credit Agricole CIB

Mizuho Securities	PNC Capital Markets LLC	Sandler O’Neill + Partners, L.P.

SMBC Nikko	SOCIETE GENERALE	TD Securities

The Williams Capital Group, L.P.

September 16, 2014

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the securities offered hereby, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to under “Where You Can Find More Information” for information about us. The shelf registration statement described in the accompanying prospectus, including the exhibits thereto, can be read at the website of the Securities and Exchange Commission (the “SEC”) or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless indicated otherwise, or the context otherwise requires, references in this document to “Alcoa,” “the Company,” “issuer,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA AND

THE UNITED KINGDOM

In any European Economic Area Member State that has implemented the Prospectus Directive (a “Relevant Member State”), this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. Accordingly, any person making or intending to make any offer within the European Economic Area of depositary shares, which are the subject of the offering contemplated in this prospectus supplement, may only do so in circumstances in which no obligation arises for Alcoa or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Alcoa nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for Alcoa or the underwriters to publish a prospectus for such offer.

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For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any depositary shares under, the offer contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a qualified investor as defined in the Prospectus Directive; and

(b)	in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the depositary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where the depositary shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those depositary shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

This communication is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). The depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this document or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our common stock is listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus. Please note that we have included our website address in this prospectus supplement solely as an inactive textual reference.

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The rules of the SEC allow us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement (except that we are not incorporating by reference, in any case, any document or information that is not deemed to be “filed” and that is not specifically incorporated by reference in this prospectus):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Our Definitive Proxy Statement on Form DEF 14A filed on March 18, 2014; and

•	Our Current Reports on Form 8-K filed January 10, 2014 (Item 1.01 and Exhibit 99.1 of Item 9.01), January 21, 2014, January 23, 2014, February 21, 2014, March 18, 2014, April 14, 2014 (Item 8.01), May 8, 2014 (Item 5.07), June 27, 2014 (Items 1.01 and 3.02 and Exhibits 2.1, 10.1 and 10.2 of Item 9.01), July 31, 2014, August 25, 2014 and September 15, 2014.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus supplement and the accompanying prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the accompanying prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, targeted or planned schedules for completion and start-up of growth projects, statements regarding the proposed acquisition of the Firth Rixson business, including the expected benefits of the transaction, expected synergies, and expected timing of the closing of the transaction, and statements about Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices, and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in index-based and spot prices for alumina;

•	global economic and financial market conditions generally, including the risk of another global economic downturn and uncertainties regarding the effects of sovereign debt issues or government intervention into the markets to address economic conditions;

•	unfavorable changes in the markets served by Alcoa, including automotive and commercial transportation, aerospace, building and construction, packaging, oil and gas, defense, and industrial gas turbine;

•	the impact of changes in foreign currency exchange rates on costs and results, particularly the Australian dollar, Brazilian real, Canadian dollar, euro, and Norwegian kroner;

•	increases in energy costs, including electricity, natural gas, and fuel oil, or the unavailability or interruption of energy supplies;

•	increases in the costs of other raw materials, including caustic soda or carbon products;

•	Alcoa’s inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations (including moving its alumina refining and aluminum smelting businesses down on the industry cost curves and increasing revenues and improving margins in its Global Rolled Products and Engineered Products and Solutions segments) anticipated from its restructuring programs, cash sustainability, productivity improvement, and other initiatives;

•	Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from sales of non-core assets, or from newly constructed, expanded, or acquired facilities, including facilities supplying auto sheet capacity or aluminum-lithium capacity, or from international joint ventures, including the joint venture in Saudi Arabia;

•	Alcoa’s failure to successfully implement, or to realize expected benefits from, new technologies, processes, equipment or innovative products, whether due to competitive developments, changes in the regulatory environment, trends and developments in the aerospace, metals engineering and manufacturing sectors, or other factors;

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•	political, economic, and regulatory risks in the countries in which Alcoa operates or sells products, including unfavorable changes in laws and governmental policies, civil unrest, imposition of sanctions, expropriation of assets, and other events beyond Alcoa’s control;

•	the outcome of contingencies, including legal proceedings, government investigations, and environmental remediation;

•	the outcome of negotiations with, the potential loss of, and the business or financial condition of, key customers, suppliers, and business partners;

•	adverse changes in tax rates or benefits;

•	adverse changes in discount rates or investment returns on pension assets;

•	the impact of cyber attacks and potential information technology or data security breaches;

•	unexpected events, unplanned outages, supply disruptions, or failure of equipment or processes to meet specifications;

•	risks associated with large infrastructure construction projects;

•	the risk that the Firth Rixson business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns;

•	failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed acquisition of the Firth Rixson business; and

•	the potential failure to retain key employees of Alcoa or Firth Rixson as a result of the proposed transaction or during integration of the businesses.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” beginning on page S-15 of this prospectus supplement, in “Forward-Looking Statements” beginning on page 5 of the accompanying prospectus, and in our periodic reports referred to in “Where You Can Find More Information” above, including the risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. For a more detailed description of the offering, please refer to the sections entitled “Description of Mandatory Convertible Preferred Stock,” “Description of Depositary Shares,” and “Description of Common Stock.”

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce bauxite, alumina and primary aluminum products.

Alcoa is a global company operating in 30 countries. Based upon the country where the point of sale occurred, the U.S. and Europe generated 51% and 26%, respectively, of Alcoa’s sales in 2013. In addition, Alcoa has investments and operating activities in, among others, Australia, Brazil, China, Guinea, Iceland, Russia, and Saudi Arabia, all of which present opportunities for substantial growth. Governmental policies, laws and regulations, and other economic factors, including inflation and fluctuations in foreign currency exchange rates and interest rates, affect the results of operations in these countries.

Alcoa’s Portfolio Transformation

Alcoa is continuing to execute on its strategy of transforming its portfolio by growing its value-add business to capture profitable growth as a lightweight metals innovation leader and by creating a lower cost, competitive commodity business. We are investing in our value-add manufacturing and engineering businesses to capture growth opportunities in strong end markets like automotive and aerospace. We also are building out our value-add businesses, including by introducing innovative new products and technology solutions, and investing in expansions of value-add capacity. From time to time, we also pursue growth opportunities that are strategically aligned with our objectives, such as the acquisition of the Firth Rixson business discussed below. In addition, we are optimizing our rolling mill portfolio as part of our strategy for profitable growth in our midstream business. At the same time, we are creating a competitive commodity business by taking decisive actions to lower the cost base of our upstream operations, closing or curtailing high-cost global smelting capacity, optimizing alumina refining capacity, and pursuing the sale of our interest in certain other operations as we continually review our portfolio. For example, on August 25, 2014, we announced the permanent closure of our Portovesme primary aluminum smelter in Italy, which has been curtailed since November 2012, because it is one of the highest cost smelters in the Alcoa system and not competitive.

The Acquisition

On June 25, 2014, we entered into an agreement (the “Purchase Agreement”) with FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe) Limited, FR Acquisition Finance Subco (Luxembourg), S.à.r.l. (the “Seller”), and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, the “Seller Representative”), to acquire the Firth Rixson business for an aggregate purchase price of $2.85 billion (the “Acquisition”), consisting of $500 million of our common stock (equivalent to 36,523,010 shares at a per share price of $13.69, as determined in the Purchase Agreement) and $2.35 billion in cash, subject to a customary post-closing adjustment based on, among other things, the amount of cash, debt and working capital in the Firth Rixson business at the closing date. In connection with the pending Acquisition, on July 25, 2014, we entered into a 364-Day Bridge Term Loan Agreement providing for a $2.5 billion senior unsecured bridge term loan facility (the “Bridge Facility”).

Firth Rixson is a global leader in aerospace jet engine components and provides engineered products to the aerospace sector and other industries requiring highly engineered material applications. The purpose of the Acquisition is to strengthen our aerospace business and position us to capture additional aerospace growth with a broader range of high-growth, value-add jet engine components. The Acquisition is strategically aligned with Alcoa’s objective to continue to build our value-add businesses. The transaction is subject to customary conditions and regulatory approvals and is expected to close by the end of 2014.

In connection with the Purchase Agreement, we also entered into an Earnout Agreement, dated as of June 25, 2014, with the Seller and the Seller Representative, pursuant to which we agreed to make earn-out payments up to an aggregate maximum amount of $150 million to the Seller, beginning after the closing of the Acquisition until December 31, 2020, with the amount of such payments to be determined based on the post-closing financial performance of Firth Rixson’s Savannah, Georgia facility.

We intend to use the net proceeds of this offering and, if completed, the proposed Debt Offering to finance the Acquisition and pay related fees and expenses. However, this offering is not contingent upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the proposed Debt Offering is not completed or if the net proceeds from the offerings are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. For a more detailed discussion, see “Use of Proceeds.”

We cannot assure you that the Acquisition will be completed or, if completed, that it will be completed within the time period or on the terms and with the anticipated benefits contemplated by this prospectus supplement. The Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on June 27, 2014, which is incorporated by reference herein. See “Risk Factors—Risks Related to Our Pending Acquisition of Firth Rixson.”

Financing of the Acquisition

In addition to this offering, we expect to obtain additional financing for the Acquisition and related fees and expenses as described below.

Debt Offering. On September 16, 2014, we filed a separate prospectus supplement and accompanying prospectus for an offering of senior debt securities. If the Acquisition is not completed, the debt issued by us in the proposed Debt Offering will be redeemed.

We expect the remainder of the funds for the Acquisition to come from the proposed Debt Offering, if completed, or we may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the proposed Debt Offering is not completed or if the net proceeds from this offering and the proposed Debt Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the proposed Debt Offering.

If the Acquisition is not completed on or before 5:00 p.m. (New York City time) on April 1, 2015, or, if the Purchase Agreement is terminated or we determine in our reasonable judgment that the Acquisition will not occur, we will have the option, but will not be required, to redeem the depositary shares representing the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption price equal to $505 per share of Mandatory Convertible Preferred Stock (equivalent to $50.50 per depositary share) plus accumulated and unpaid dividends to the date of redemption or, in certain circumstances, at an early redemption price that includes a make-whole adjustment. In addition, if the Acquisition is not completed, any debt issued in the proposed Debt Offering will be redeemed. Accordingly, if the Acquisition does not occur, any debt issued in the proposed Debt Offering will not remain outstanding and, if we exercise our option to redeem the depositary shares pursuant to this offering, the depositary shares will not remain outstanding. See “Risk Factors—Risks Related to Our Pending Acquisition of Firth Rixson.”

The completion of this offering is not contingent upon completion of the proposed Debt Offering or the Acquisition. Accordingly, even if the Acquisition or the proposed Debt Offering does not occur, the depositary shares representing the Mandatory Convertible Preferred Stock sold in this offering may remain outstanding if we do not exercise our option to redeem them in the event that the Acquisition is not completed on or before 5:00 p.m. (New York City time) on April 1, 2015 or if an Acquisition Termination Event occurs. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.” We cannot assure you that we will complete this offering or the proposed Debt Offering on the terms contemplated by this prospectus supplement or at all.

THE OFFERING

For purposes of this summary and the “Description of Mandatory Convertible Preferred Stock,” “Description of Depositary Shares,” and “Description of Common Stock,” references to “the Company,” “Alcoa,” “issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

Issuer	Alcoa Inc.

Securities Offered	25,000,000 depositary shares, each of which represents a 1/10th interest in a share of our 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in the rights and preferences of a share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement. The Mandatory Convertible Preferred Stock will be a series of our Class B Preferred Stock.

Underwriters’ Option	We have granted the underwriters a 30-day option to purchase up to 3,750,000 additional depositary shares solely to cover overallotments, if any, at the public offering price, less the underwriting discount and commissions.

Public Offering Price	$50.00 per depositary share.

Liquidation Preference	$500 per share of the Mandatory Convertible Preferred Stock (equivalent to $50 per depositary share). For more information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of the Mandatory Convertible Preferred Stock—Ranking.”

Dividends

5.375% of the Liquidation Preference of $500 per share of the Mandatory Convertible Preferred Stock per annum (equivalent to $26.8750 per annum per share of Mandatory Convertible Preferred Stock, corresponding to $2.6875 per annum per depositary share). Dividends will accumulate from the first original issue date and, to the extent that we are legally permitted to pay dividends and our board of directors (which term includes an authorized committee of the board) declares a dividend payable with respect to our Mandatory Convertible Preferred Stock, we will pay the dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and common stock, as determined by us in our sole discretion, on each Dividend Payment Date; provided that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the Dividend Payment Dates (as described below) to holders of record on the immediately preceding December 15, March 15, June 15 and September 15 (each, a “Record Date”), whether or not holders convert their shares, or the shares are automatically converted, after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. The expected dividend payable on the first Dividend Payment Date is $7.53993 per share of the Mandatory Convertible Preferred Stock (equivalent to $0.753993 per depositary share). Each subsequent dividend is expected to be $6.71875 per share of the Mandatory Convertible Preferred Stock (equivalent to $0.671875 per depositary share). See “Description of Mandatory Convertible Preferred Stock—Dividends” and “Description of Depositary Shares—Dividends and Other Distributions.”

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, the shares will be valued for such purpose at the Average VWAP per share (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) of our common stock over the five consecutive Trading Day (as defined herein) period commencing on and including the seventh Scheduled Trading Day (as defined herein) immediately preceding the applicable Dividend Payment Date (the “Average Price”), multiplied by 97%. In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $5.66, which amount represents approximately 35% of the Initial Price (as defined herein), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of common stock delivered in connection with the declared dividend and 97% of the Average Price, we will, if we are legally able to do so, pay the excess amount in cash.

The Initial Price is $16.16, which equals the last reported sale price of our common stock on the date of the pricing of this offering.

Dividend Payment Dates	If declared, January 1, April 1, July 1 and October 1 of each year to and including the Mandatory Conversion Date (as defined herein), commencing on January 1, 2015.

Acquisition Termination Redemption	If the Acquisition is not completed on or before 5:00 p.m. (New York City time) on April 1, 2015, or if an Acquisition Termination Event (as defined herein) occurs, we may, at our option, mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock (provided that, if the depositary shares representing the Mandatory Convertible Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), we may give notice in any manner permitted by DTC). If we provide notice, then, on the Acquisition Termination Redemption Date (as defined herein), we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount described herein.

If redeemed, we will pay the Acquisition Termination Make-whole Amount in cash unless the Acquisition Termination Share Price described herein is greater than the Initial Price. If the Acquisition Termination Share Price is greater than the Initial Price, we will pay the Acquisition Termination Make-whole Amount in shares of common stock and cash, unless we elect, subject to certain limitations, to pay cash or common stock in lieu of these amounts. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption” and “Description of Depositary Shares—Redemption of Depositary Shares.”

Other than pursuant to the provisions described in this prospectus supplement, the Mandatory Convertible Preferred Stock and the depositary shares will not be redeemable by us. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption” and “Description of Depositary Shares—Redemption of Depositary Shares.”

Mandatory Conversion Date	October 1, 2017.

Mandatory Conversion	On the Mandatory Conversion Date, each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed as described under “Description of the Mandatory Convertible Preferred Stock—Acquisition Termination Redemption,” will automatically convert into a number of shares of our common stock equal to the conversion rate described herein, and each depositary share will automatically convert into a number of shares of common stock equal to a proportionate fractional interest in such shares of common stock.

If we declare a dividend for the dividend period ending on the Mandatory Conversion Date, we will pay the dividend to the holders of record as of the immediately preceding Record Date, as described above. If, prior to the Mandatory Conversion Date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price (calculated as though the Mandatory Conversion Date is the applicable Dividend Payment Date). To the extent that the Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, declare and pay the excess amount in cash.

Conversion Rate

The conversion rate for each share of Mandatory Convertible Preferred Stock will be not more than 30.9406 shares of our common stock and not less than 25.7838 shares of our common stock (and, correspondingly, the conversion rate per depositary share will not be more than 3.09406 shares and not less than 2.57838 shares of our common stock), depending on the Applicable Market Value of our common stock, as described below and subject to certain anti-dilution adjustments. The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the 20 consecutive Trading Day period beginning on and including the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable Market Value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than $19.39 (which is the Threshold Appreciation Price)	25.7838 shares (approximately equal to $500 divided by the Threshold Appreciation Price).
Equal to or less than $19.39 but greater than or equal to $16.16	Between 25.7838 and 30.9406 shares, determined by dividing $500 by the Applicable Market Value of our common stock.
Less than $16.16 (which is the Initial Price)	30.9406 shares (approximately equal to $500 divided by the Initial Price).

The following table illustrates the conversion rate per depositary share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments,” based on the Applicable Market Value of our common stock on the Mandatory Conversion Date:

Applicable Market Value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each depositary share)
Greater than $19.39 (which is the Threshold Appreciation Price)	2.57838 shares (approximately equal to $50 divided by the Threshold Appreciation Price).
Equal to or less than $19.39 but greater than or equal to $16.16	Between 2.57838 and 3.09406 shares, determined by dividing $50 by the Applicable Market Value of our common stock.
Less than $16.16 (which is the Initial Price)	3.09406 shares (approximately equal to $50 divided by the Initial Price).

Early Conversion at the Option of the Holder	Other than during a Fundamental Change Conversion Period (as defined below), at any time prior to October 1, 2017, a holder may elect to convert shares of Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)) at the Minimum Conversion Rate of 25.7838 shares of our common stock per share of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments. Because each depositary share represents a 1/10th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of depositary shares may convert its depositary shares only in lots of 10 depositary shares.

If, as of the effective date of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a Dividend Payment Date prior to the Early Conversion Date, the conversion rate for the Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to the amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the Floor Price and the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on and including the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a Dividend Payment Date prior to the relevant Early Conversion Date exceeds the value of the product of the number of additional shares added to the conversion rate and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-whole Amount	If a Fundamental Change (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or before October 1, 2017, holders of the Mandatory Convertible Preferred Stock will have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, into common stock at the “Fundamental Change Conversion Rate” during the period (the “Fundamental Change Conversion Period”) beginning on the Fundamental Change Effective Date (as defined herein) and ending on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if earlier, the Mandatory Conversion Date). The Fundamental Change Conversion Rate will be determined based on the Fundamental Change Effective Date and the price (the “Fundamental Change Share Price”) paid or deemed paid per share of our common stock therein. Because each depositary share represents a 1/10th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of depositary shares may convert its depositary shares upon a Fundamental Change only in lots of 10 depositary shares.

Holders who convert Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-whole Amount,” in cash or at our option, in shares of our common stock or a combination of cash and shares of our common stock, equal to the present value (computed using a discount rate of 5.375% per annum) of all remaining dividend payments on the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount) from such Fundamental Change Effective Date to, but excluding, the Mandatory Conversion Date. If we elect to pay the Fundamental Change Dividend Make-whole Amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of common stock in the Fundamental Change.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date (as defined herein), holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will receive the Accumulated Dividend Amount in cash or at our option, in shares of our common stock or a combination of cash and shares of our common stock, at our election, upon conversion. If we elect to pay the Accumulated Dividend Amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price.

To the extent that the sum of the Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the Fundamental Change Share Price, we will, if we are legally able to do so, pay the excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-dilution Adjustments	The conversion rate may be adjusted in the event of, among other things: (1) share dividends or distributions; (2) certain distributions of common stock rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions of evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets; (5) certain payments, dividends or other distributions of cash; and (6) certain self-tender or exchange offers for our common stock. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting Rights	Except as specifically required by Pennsylvania law or our Articles of Incorporation, which will include the Statement with Respect to Shares establishing the terms of the Mandatory Convertible Preferred Stock, the holders of the Mandatory Convertible Preferred Stock will generally have no voting rights.

Whenever dividends on shares of the Mandatory Convertible Preferred Stock which have accrued have not been paid or declared and a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of four or more dividend periods, whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock will have one vote per share on all matters on which holders of our common stock vote.

We will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the preferred stock authorized by our Articles of Incorporation (“Preferred Stock”), including our Serial Preferred Stock, par value $100.00 per share, all of which has been designated as $3.75 Cumulative Preferred Stock (the “Class A Stock”) and our Mandatory Convertible Preferred Stock, voting together as a class, take any other action to: (1) authorize an additional class of stock ranking on parity with the Preferred Stock as to dividends or assets; (2) increase the number of shares of our authorized Preferred Stock or of any class of stock ranking on a parity with our Preferred Stock as to dividends or assets; or (3) merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have after such merger or consolidation any authorized class of stock ranking senior to or on a parity with the Preferred Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

In addition, except in pursuance of the immediately preceding clause (3), we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Preferred Stock, including the Class A Stock and Mandatory Convertible Preferred Stock, voting as a class, take any action to: (1) change the rights and preferences of our Preferred Stock as set forth in our Articles of Incorporation or as fixed by the board of directors so as to affect such stock adversely, subject to certain exceptions; (2) authorize an additional class of stock ranking senior to our Preferred Stock as to dividends or assets; (3) increase the authorized number of shares of any class of stock ranking senior to our Preferred Stock as to dividends or assets; or (4) sell, lease, convey or part with control of all or substantially all of our property or business or voluntarily liquidate, dissolve or wind up our affairs. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding up or dissolution, will rank:

•

senior to (i) our common stock and (ii) each class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “Initial Issue Date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•	on parity with (i) any other series of Class B Stock (as defined herein) and (ii) each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Parity Stock”);

•	junior to (i) our Class A Stock and (ii) each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness. In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding up or dissolution, will be structurally subordinated to existing and future indebtedness and other obligations of each of our separate subsidiaries, to the extent that the indebtedness and other obligations of a particular subsidiary impair our ability to realize or have access to the value of the assets of that subsidiary.

As of June 30, 2014, we had a total of approximately $8.1 billion of outstanding indebtedness, including long-term debt and short-term debt, which amount does not include the debt we expect to incur in connection with the Acquisition. We also have and, following this offering and the proposed Debt Offering, expect to have the ability to incur a substantial amount of additional indebtedness, including under our revolving credit facilities. As of June 30, 2014, 546,024 shares of Class A Stock, having an aggregate Liquidation Preference of $54.6 million, are outstanding.

Under the terms of our Class A Stock, our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock will be prohibited in the event that we fail to declare and pay (or set aside for payment) full dividends on the Class A Stock until such time we declare and pay (or set aside for payment) such dividends on the Class A Stock.

Under our Articles of Incorporation as are currently in effect, all series of our Class B Stock must rank equally with each other and, accordingly, we are only permitted to create additional series of Class B Stock that would constitute Parity Stock.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $1.2 billion (or approximately $1.4 billion if the underwriters exercise their overallotment option in full).

We intend to use the net proceeds from this offering of depositary shares, together with, if completed, the net proceeds from the Debt Offering to finance the Acquisition and pay related fees and expenses. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the proposed Debt Offering is not completed or if the net proceeds from this offering and the proposed Debt Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. If the Acquisition does not occur and we do not redeem the depositary shares representing the Mandatory Convertible Preferred Stock for cash, we will use the net proceeds of this offering for general corporate purposes, which may include repayment of indebtedness, strategic investments and acquisitions. See “Use of Proceeds.”

Certain U.S. Federal Tax Considerations	For a discussion of certain United States federal tax consequences of purchasing, owning and disposing of the depositary shares and any shares of our common stock received upon their conversion, see “Certain U.S. Federal Tax Considerations.”

Listing	We intend to apply to list the depositary shares on the NYSE under the symbol “AA-PRB.” Subject to satisfaction of the NYSE listing conditions, we expect trading on the NYSE to begin within 30 days of the initial issuance of the depositary shares. See “Description of Depositary Shares—Listing.” Our common stock is listed on the NYSE under the symbol “AA.”

Subsequent Debt Offering	In connection with the financing of the Acquisition and related fees and expenses, on September 16, 2014, we filed a separate prospectus supplement and accompanying prospectus for an offering of senior debt securities. If the Acquisition is not completed, the debt issued by us in the proposed Debt Offering will be redeemed.

Book-entry, Settlement and Clearance	Initially, the depositary shares will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.

Depositary	The sole holder of shares of our Mandatory Convertible Preferred Stock will be the depositary, and the holders of depositary shares will exercise their proportional rights in our Mandatory Convertible Preferred Stock through the depositary, as described under “Description of Depositary Shares.” The depositary for the depositary shares will be Computershare Trust Company, N.A.

Registrar and Transfer Agent	Computershare Trust Company, N.A. is the transfer agent and registrar and Computershare Inc. is the conversion agent, dividend disbursing agent and redemption agent for the Mandatory Convertible Preferred Stock underlying the depositary shares.

Risk Factors	Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-15 of this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our Mandatory Convertible Preferred Stock.

As of September 10, 2014, we had 1,177,641,013 shares of common stock outstanding, which number excludes as of that date:

•	33,993,974 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $11.07 per share;

•	12,554,090 shares issuable upon the vesting of outstanding stock awards;

•	6,037,280 shares issuable upon the vesting and achievement of performance targets of outstanding performance stock awards;

•	39,566,338 shares reserved for issuance under our stock-based compensation plans; and

•	up to 77,351,500 shares of common stock issuable upon conversion of our Mandatory Convertible Preferred Stock (or up to 88,954,225 shares of common stock issuable upon conversion of our Mandatory Convertible Preferred Stock if the underwriters exercise their overallotment option in respect of this offering in full), in each case, subject to anti-dilution, make-whole and other adjustments and assuming we pay all dividends on our Mandatory Convertible Preferred Stock in cash.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) the Mandatory Convertible Preferred Stock will not be redeemed if the Acquisition is not completed, (2) we elect to pay any and all dividends with respect to the Mandatory Convertible Preferred Stock in cash and (3) the option we have granted to the underwriters in this offering to purchase additional depositary shares is not exercised.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	(A	)	(B	)	1.4x	2.5x	1.7x	(C	)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	(D	)	(E	)	1.4x	2.4x	1.7x	(F	)

(A)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the fixed charges of $2.0 million.
(B)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the fixed charges of $1.792 billion.
(C)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the fixed charges of $1.594 billion.
(D)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $4.0 million.
(E)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $1.796 billion.
(F)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $1.600 billion.

The ratios include all earnings from continuing operations and fixed charges of Alcoa Inc. and its consolidated subsidiaries. Earnings have been calculated by (i) adding to (deducting from) income (loss) from continuing operations the following: the provision for income taxes; amortization of capitalized interest; interest expense, amortization of debt expense, and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and (ii) deducting from (adding to) income (loss) from continuing operations the following: benefit for income taxes; equity income of entities less than 50% owned; and the noncontrolling interests’ share in the pretax income of our majority-owned subsidiaries without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest, and preferred stock dividend requirements of majority-owned subsidiaries.

RISK FACTORS

An investment in the depositary shares involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as supplemented by the discussion below, before making an investment decision. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading value of the depositary shares could decline, or we may be unable to meet our obligations under the depositary shares, which in turn could cause you to lose all or part of your investment.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Note Regarding Forward-Looking Statements” beginning on page S-v.

Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock

You are making an investment decision in the depositary shares as well as in our Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in depositary shares that represent fractional interests in our Mandatory Convertible Preferred Stock. The depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the depositary shares.

You will bear the risk of a decline in the market price of our common stock between the pricing date for the depositary shares and the Mandatory Conversion Date.

The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock (and the related conversion of the depositary shares) is not fixed but instead will depend on the Applicable Market Value of our common stock, which is the Average VWAP per share of our common stock over the 20 consecutive Trading Day period beginning on and including the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock represented by your depositary shares. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price of $16.16, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $500 Liquidation Preference per share of the Mandatory Convertible Preferred Stock (and, accordingly, the market value of our common stock that you would receive upon mandatory conversion of each depositary share will be less than the $50 Liquidation Preference per depositary share), and an investment in the depositary shares would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the depositary shares is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you would receive upon mandatory conversion of our Mandatory Convertible Preferred Stock (and the related conversion of the depositary shares) on the Mandatory Conversion Date will only exceed the Liquidation Preference of $500 per share of the Mandatory

Convertible Preferred Stock (and the Liquidation Preference of $50 per depositary share) if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price of $19.39. The Threshold Appreciation Price represents an appreciation of 20% over the Initial Price. If the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price, you would receive on the Mandatory Conversion Date approximately 83% (which percentage is equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the depositary shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate Liquidation Preference of the depositary shares), and you will realize no equity appreciation on our common stock.

The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you.

If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to the Mandatory Conversion Date, holders will be entitled to convert their Mandatory Convertible Preferred Stock (and, accordingly, the depositary shares) during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The Fundamental Change Conversion Rate represents an adjustment to the conversion rate otherwise applicable unless the Fundamental Change Share Price (as defined herein) is less than $5.00 or above $100.00 (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock (and, accordingly, the depositary shares) converted during the Fundamental Change Conversion Period, you will also receive, among other consideration, a Fundamental Change Dividend Make-whole Amount. Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount are designed to compensate you for the lost option value of the depositary shares representing our Mandatory Convertible Preferred Stock and lost dividends as a result of a Fundamental Change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, although we believe it is unlikely, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-whole Amount (whether in cash, shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case your ability to enforce such adjustments would be subject to general principles of reasonableness of economic remedies.

The Mandatory Convertible Preferred Stock is subject to redemption at our option upon the occurrence of an Acquisition Termination Event or if the Acquisition is not completed on or prior to 5:00 p.m. (New York City time) on April 1, 2015.

If the Acquisition is not completed on or before 5:00 p.m. (New York City time) on April 1, 2015, or if an Acquisition Termination Event (as defined herein) occurs, we will be entitled, but not required, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption price equal to $505 per share of Mandatory Convertible Preferred Stock (equivalent to $50.50 per depositary share) plus accumulated and unpaid dividends to the date of redemption or, in certain circumstances, at an early redemption price that includes a make-whole adjustment. Although the redemption price is designed to compensate you for the lost option value of your Mandatory Convertible Preferred Stock and lost dividends as a result of the acquisition termination redemption, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the redemption price to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Mandatory Convertible Preferred Stock following our election to redeem the Mandatory Convertible Preferred Stock.

The conversion rate of the Mandatory Convertible Preferred Stock and, in turn, the depositary shares, may not be adjusted for all dilutive events that may adversely affect the market price of the depositary shares or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of the Mandatory Convertible Preferred Stock and, in turn, the depositary shares, is subject to adjustment for stock splits and combinations, dividends and certain other transactions. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions, such as the 36,523,010 shares of our common stock to be issued at closing to the Seller in the Acquisition, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the depositary shares. In addition, the terms of the Mandatory Convertible Preferred Stock and the depositary shares do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation under the terms of the Mandatory Convertible Preferred Stock or depositary shares to consider the interests of the holders of the Mandatory Convertible Preferred Stock or depositary shares in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until you convert your depositary shares, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your depositary shares, but your investment in the depositary shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the Record Date occurs after the conversion date. For example, in the event that an amendment is proposed to our Articles of Incorporation requiring stockholder approval and the Record Date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes resulting in the powers, preferences or rights of our common stock. See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

You will have no voting rights except under limited circumstances, and you will need to act through the depositary to exercise any voting rights with respect to our Mandatory Convertible Preferred Stock.

You will have no voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock that may affect such stock adversely, in certain other limited circumstances and except as specifically required by Pennsylvania law. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of our Mandatory Convertible Preferred Stock.

If dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, for the equivalent of four or more dividend periods, whether or not for consecutive dividend periods, the holders of shares of the Mandatory Convertible Preferred Stock will be entitled to one vote per share on all matters on which holders of our common stock vote, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Voting Rights.” Holders of shares of the Mandatory Convertible Preferred Stock do not have the right, as is the case with some types of preferred stock in the event of dividend arrerages, to elect specific directors on behalf of the preferred stock.

In certain circumstances where the rights and preferences of the Mandatory Convertible Preferred Stock are adversely affected thereby, holders of shares of the Mandatory Convertible Preferred Stock will have the right to vote with respect to certain amendments to our Articles of Incorporation. See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities and our Class A Stock.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid and only after the Liquidation Preference and accrued and unpaid dividends on our shares of Class A Stock thereon have been paid. Our Mandatory Convertible Preferred Stock will rank junior to all of our existing and future consolidated liabilities. The Mandatory Convertible Preferred Stock will be structurally subordinated to existing and future indebtedness and other obligations of our subsidiaries. In addition, our Class A Stock will rank upon our liquidation, as to Liquidation Preference and accrued and unpaid dividends, ahead of the Mandatory Convertible Preferred Stock at a Liquidation Preference amount of $100 per share of Class A Stock and the amount of accrued but unpaid dividends thereon. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities and the Liquidation Preference and accrued and unpaid dividends on our Class A Stock, to pay amounts due on any or all of our Mandatory Convertible Preferred Stock then outstanding. As of June 30, 2014, we had a total of approximately $8.1 billion of outstanding indebtedness, including long-term debt and short-term debt, which amount does not include any debt we expect to incur in connection with the Acquisition. We also have and, following this offering and the proposed Debt Offering, expect to have the ability to incur a substantial amount of additional indebtedness, including under our revolving credit facilities. As of June 30, 2014, 546,024 shares of Class A Stock, having an aggregate Liquidation Preference of $54.6 million, are outstanding.

Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.

Our declaration and payment of dividends on the shares of Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee of the board of directors) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors. Under the terms of our Class A Stock, our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock will be prohibited in the event that we fail to declare and pay (or set aside for payment) full dividends on the Class A Stock until such time we declare and pay (or set aside for payment) such dividends on the Class A Stock. In addition, the agreements governing any of our and our subsidiaries’ existing or future indebtedness may limit our ability to declare and pay cash dividends on the shares of our capital stock, including the shares of Mandatory Convertible Preferred Stock. In the event that the agreements governing any such indebtedness restrict our ability to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock, we may be unable to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock unless we can repay or refinance the amounts outstanding under such agreements.

In addition, under Pennsylvania law, our board of directors (or an authorized committee of the board of directors) may not declare and pay dividends on shares of our capital stock if, after giving effect to the dividend,

(1) we would be unable to pay our debts as they become due in the ordinary course of business, or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved as of the date for measuring the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. Further, even if we are permitted under our contractual obligations and Pennsylvania law to declare and pay cash dividends on the shares of Mandatory Convertible Preferred Stock, we may not have sufficient cash to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock.

If upon (i) mandatory conversion, (ii) an Early Conversion at the option of a holder or (iii) an Early Conversion upon a Fundamental Change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” respectively. In the case of mandatory conversion or conversion upon a Fundamental Change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so and not restricted by the terms of our indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an Early Conversion at the option of the holder.

You may be subject to tax with respect to the Mandatory Convertible Preferred Stock and depositary shares even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock and depositary shares is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed for U.S. federal income tax purposes to have received a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in our common stock, and any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, you, as a holder of Mandatory Convertible Preferred Stock, may be subject to tax even though you have received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. See “Certain U.S. Federal Tax Considerations” for a further discussion of the U.S. federal tax considerations.

Certain rights of the holders of the Mandatory Convertible Preferred Stock and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to the Mandatory Conversion Date, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-whole Amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, provisions of Pennsylvania law and our Articles of Incorporation and By-Laws, and contracts to which we are a party could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Subchapters E-J of Chapter 25 and Section 2538 of Subchapter D of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), which could make it more difficult for another party to acquire us. Additionally, our Articles of Incorporation authorize our board of directors to issue preferred stock or adopt other anti-takeover measures without shareholder approval. See “Description of Common Stock—Other Matters.”

An active trading market for the depositary shares does not exist and may not develop.

The depositary shares (and the Mandatory Convertible Preferred Stock represented thereby) are a new issue of securities with no established trading market. We intend to apply to list the depositary shares on the NYSE under the symbol “AA-PRB.” Even if the depositary shares are approved for listing on the NYSE, such listing does not guarantee that a trading market for the depositary shares will develop or, if a trading market for the depositary shares does develop, the depth or liquidity of that market or the ability of the holders to sell the depositary shares, or to sell the depositary shares at a favorable price.

The trading price of the depositary shares and our common stock may be volatile.

We expect that generally the market price of our common stock will affect the market price of the depositary shares more than any other single factor. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and the following:

•	the factors described above under the heading “Note Regarding Forward-Looking Statements”;

•	the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	operating results that vary from expectations of management, securities analysts and investors;

•	declines in regional premiums, London Metal Exchange-based prices for primary aluminum, alumina and other products, and index-based and spot prices for alumina;

•	increases in energy costs or the cost of other raw materials, including, without limitation, prices for electricity, natural gas, fuel oil, caustic soda, carbon products and other raw materials used in our production processes;

•	supply and demand conditions for primary aluminum and conditions in the aluminum and other end markets we serve, including, without limitation, automotive and commercial transportation, aerospace, building and construction, packaging, industrial gas turbine, oil and gas, and defense;

•	our inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of operations anticipated from our restructuring programs, cash sustainability, productivity improvement, and other initiatives;

•	developments in our business, in the aerospace, metals technology, engineering and manufacturing sectors or in the aluminum industry generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	changes in global financial and economic markets and general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations, and volatility;

•	changes in stock market analyst recommendations regarding us, our competitors or our industry generally, or lack of analyst coverage of our common stock;

•	payment of dividends on the Mandatory Convertible Preferred Stock by delivery of shares of our common stock;

•	redemption of the Mandatory Convertible Preferred Stock if the Acquisition does not occur or if an Acquisition Termination Event occurs;

•	hedging or arbitrage trading activity that we expect to develop involving the depositary shares and our common stock;

•	sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of our common stock;

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Mandatory Convertible Preferred Stock (and, correspondingly, the depositary shares) or of the 36,523,010 shares of our common stock to be issued at closing to the Seller in the Acquisition;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

In addition, we expect that the market price of the depositary shares will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our common stock and depositary shares. Any such arbitrage could, in turn, affect the market prices of our common stock and the depositary shares.

Regulatory actions may adversely affect the trading price and liquidity of the depositary shares.

Investors in, and potential purchasers of, the depositary shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the depositary shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the depositary shares to conduct a convertible arbitrage strategy with respect to the depositary shares. This could, in turn, adversely affect the trading price and liquidity of the depositary shares.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock and, thus, the market price of the depositary shares to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, or the conversion of the Mandatory Convertible Preferred Stock (and, correspondingly, the depositary shares) or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, or the perception that such conversions or dividends could occur, could cause the market price of our common stock and, thus, the market price of the depositary shares to decline. Furthermore, in connection with the 36,523,010 shares of our common stock to be issued at closing to the Seller in the Acquisition, we will grant registration rights that entitle the Seller and certain permitted transferees to rights with respect to registration of such shares under the Securities Act pursuant to a registration rights agreement. Subject to any contractual restrictions on their right to transfer their shares, registration of those shares would allow holders thereof to immediately resell their shares in the public market. Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock, and thus cause the market price of the depositary shares to decline.

The availability of our common stock for sale in the future could reduce the market price of our common stock.

In the future we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock in addition to the depositary shares offered hereby. Any of these events may dilute your ownership interest in our Company and have an adverse impact on the price of our common stock.

We may issue additional series of Class B Stock that rank on a parity with the Mandatory Convertible Preferred Stock as to dividend payments and Liquidation Preference and that vote with the Mandatory Convertible Preferred Stock on most issues on which the Class B Stock is permitted to vote, which may negatively affect your investment.

Without giving effect to the shares of Mandatory Convertible Preferred Stock that we are offering hereby, we have the authority under our Articles of Incorporation to issue 10,000,000 shares of Class B Stock. Our Articles of Incorporation do not prohibit us from issuing additional series of Class B Stock that would rank on a parity with the Mandatory Convertible Preferred Stock. The issuance of any such series of Class B Stock could have the effect of reducing the amounts available to the holders of the Mandatory Convertible Preferred Stock in the event of our liquidation. If we do not have sufficient funds to pay dividends on the outstanding Mandatory Convertible Preferred Stock and such other series of Class B Stock, it would also reduce amounts available to the holders of the Mandatory Convertible Preferred Stock for the payment of dividends. Except with respect to changes to our Articles of Incorporation that adversely affect only one series of our Class B Stock, the holders of the Mandatory Convertible Preferred Stock and any other series of Class B Stock that we issue vote together, as a class, on the issues on which our Class B Stock has the right to vote. The interests of the holders of any other series of Class B Stock that we issue may be different from the interests of the holders of the Mandatory Convertible Preferred Stock. See “—You will have no voting rights except under limited circumstances, and you will need to act through the depositary to exercise any voting rights with respect to our Mandatory Convertible Preferred Stock.”

Our common stock will rank junior to the Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation.

Our common stock will rank junior to the Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding up. This means that, unless full cumulative dividends have been paid or set aside for payment on all outstanding Mandatory Convertible Preferred Stock for all accrued dividend periods, no dividends may be declared or paid on our common stock. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the Mandatory Convertible Preferred Stock a Liquidation Preference equal to $500 per share plus accrued and unpaid dividends.

Risks Related to Our Pending Acquisition of Firth Rixson

This offering is not contingent upon the completion of the Acquisition. If the Acquisition is not completed, we will have broad discretion to use the net proceeds of this offering for general corporate purposes. Even if the Acquisition is completed, we may fail to realize the growth prospects and cost savings anticipated as a result of the Acquisition.

This offering is not contingent upon the completion of the Acquisition. Accordingly, your purchase of our depositary shares in this offering may be an investment in Alcoa without any of the assets of Firth Rixson or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering if the Acquisition does not occur. General corporate purposes may include repayment of indebtedness, strategic investments and acquisitions.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our depositary shares and common stock. Likewise, the Acquisition, this offering, or the proposed Debt Offering may not be completed or may be completed on terms that differ, perhaps substantially, from those described in this prospectus supplement, and investors will not be entitled to require us to repurchase, redeem or repay any of the depositary shares sold pursuant to this offering as a result of any such differences.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from acquiring the Firth Rixson business, which may not be realized to the extent that we anticipate or at all. Integrating operations will be complex and will require significant efforts. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain Firth Rixson’s operations or assets or take write-offs or impairment charges or recognize amortization expenses resulting from the Acquisition and may be subject to unanticipated or unknown liabilities relating to Firth Rixson and its business. We may experience increased competition that limits our ability to expand our business, and we may not be able to capitalize on expected business opportunities, including retaining current customers. If any of these factors limit our ability to integrate the business successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met.

In addition, we and Firth Rixson have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties or our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance. Firth Rixson is a private company, and we may be required to implement or improve Firth Rixson’s internal controls, procedures and policies to meet standards applicable to public companies, which may be time-consuming and more expensive than anticipated.

Furthermore, the Purchase Agreement, included as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2014, has been incorporated by reference in this prospectus supplement to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Firth Rixson or our or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

We will incur transaction and acquisition-related integration costs in connection with the Acquisition.

We are currently developing a plan to integrate the operations of Firth Rixson after the completion of the Acquisition. While we expect to realize annual cost savings due to synergies after the Acquisition, we also expect to incur costs to implement such cost savings measures. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. The cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We and Firth Rixson will be subject to business uncertainties while the Acquisition is pending that could adversely affect our and its businesses.

Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us and Firth Rixson and, consequently, on the combined company. These uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and Firth Rixson to seek to change existing business relationships with the two companies. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles with the combined company. If, despite our and Firth Rixson’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with the combined company, the combined company’s business could be harmed.

The Acquisition is subject to receipt of consent or approval from governmental entities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

To complete the Acquisition, we and Firth Rixson may need to obtain approvals or consents from, or make filings with, certain applicable governmental authorities.

While we and Firth Rixson each believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. If any such approvals are required, the receipt of such approvals may be conditional upon actions that the parties are not obligated to take under the Purchase Agreement and other related agreements, which could result in the termination of the Purchase Agreement by us or the Seller and the Seller Representative, or, if such approvals are received, their terms may have a detrimental impact on the combined company following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition, give us the option to redeem the Mandatory Convertible Preferred Stock, require the redemption of any debt issued in the proposed Debt Offering or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting the business, financial condition or results of operations of the combined company.

Investors will not have any rights to require us to redeem the Mandatory Convertible Preferred Stock in the event that an Acquisition Termination Event occurs or the Acquisition is not completed by April 1, 2015.

Investors will not have any rights to require us to redeem the Mandatory Convertible Preferred Stock if an Acquisition Termination Event occurs or the Acquisition is not completed by 5:00 p.m. (New York City time) on April 1, 2015. Further, investors will not have any right to require us to redeem the Mandatory Convertible Preferred Stock if, subsequent to the completion of this offering, we or Firth Rixson experience any changes in our business or financial condition or if the terms of the Acquisition or the financing thereof change. Even if we redeem the Mandatory Convertible Preferred Stock, investors may not obtain their expected return and may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return.

USE OF PROCEEDS

We estimate that the net proceeds received by us from the sale of the depositary shares in this offering will be approximately $1.2 billion (or approximately $1.4 billion if the underwriters exercise their overallotment option in full), after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering and, if completed, the proposed Debt Offering to finance the Acquisition and to pay related fees and expenses. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the proposed Debt Offering is not completed or if the net proceeds from this offering and the proposed Debt Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses.

This offering is not contingent on the completion of the Acquisition. If the Acquisition does not occur and the Mandatory Convertible Preferred Stock is not redeemed for cash, we will use the net proceeds of this offering for general corporate purposes, which may include repayment of indebtedness, strategic investments and acquisitions. Among the long-term indebtedness that we have outstanding are the following: 5.55% notes due 2017, 6.50% bonds due 2018, 6.75% notes due 2018, 5.72% notes due 2019, 6.150% notes due 2020, 5.40% notes due 2021, 5.87% notes due 2022, 5.90% notes due 2027, 6.75% bonds due 2028 and 5.95% notes due 2037.

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of June 30, 2014:

•	on an actual basis;

•	on an “as adjusted” basis to give effect to the receipt of the estimated net proceeds of $1.2 billion from the sale of depositary shares in this offering (assuming no exercise of the underwriters’ overallotment option);

•	on an “as further adjusted” basis, after giving effect to (i) the receipt of the estimated net proceeds of $1.088 billion from the assumed issuance of senior debt in the aggregate principal amount of $1.1 billion in the proposed Debt Offering, which offering is expected to be between $1.0 billion and $1.25 billion in aggregate principal amount, subject to market and other conditions, and (ii) the financing of the Acquisition and the payment of related fees and expenses in connection with the Acquisition (but not the consummation of the Acquisition itself), as set forth in “Use of Proceeds.”

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, each incorporated by reference in this prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of June 30, 2014
	Actual	As Adjusted for this Offering	As Further Adjusted for proposed Debt Offering and Use of Proceeds
	(unaudited, dollars in millions)
Cash and cash equivalents	$1,183	$2,394	$1,132

Short-term borrowings	$133	$133	$133
Commercial paper	223	223	223
Long-term debt, including current portion	7,699	7,699	8,788

Total debt	$8,055	$8,055	$9,144
Noncontrolling interests	$3,029	$3,029	$3,029
Preferred Stock
Class A Stock, $100.00 par value per share; 660,000 shares authorized, 546,024 shares issued and outstanding, actual, as adjusted and as further adjusted	55	55	55
Mandatory Convertible Preferred Stock, $1.00 par value per share; no shares authorized, issued and outstanding, actual; 2,500,000 shares authorized, issued and outstanding, as adjusted and as further adjusted	—	3	3
Common stock, $1.00 par value per share; 1,800,000,000 shares authorized, 1,267,290,820 shares issued and 1,174,130,317 shares outstanding, actual, as adjusted and as further adjusted(1)	1,267	1,267	1,267
Additional capital	7,635	8,843	8,843
Retained earnings	9,163	9,163	9,163
Treasury stock, at cost	(3,275)	(3,275)	(3,275)
Accumulated other comprehensive loss	(3,168)	(3,168)	(3,168)

Total equity	$14,706	$15,917	$15,917

Total capitalization	$22,761	$23,972	$25,061

(1)	Amount of shares of common stock issued includes shares held in Alcoa’s treasury.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the NYSE where it trades under the symbol “AA.” The table below sets forth, for the fiscal quarters indicated, the Company’s high and low trading stock prices and dividends per common share paid in such periods.

	Price Range of common stock		Cash Dividend Per Share
	High	Low
Year ended December 31, 2012
First Quarter	$10.92	$8.89	$0.03
Second Quarter	10.24	8.21	0.03
Third Quarter	9.93	7.97	0.03
Fourth Quarter	9.34	7.98	0.03
Year ended December 31, 2013
First Quarter	9.37	8.30	0.03
Second Quarter	8.88	7.71	0.03
Third Quarter	8.68	7.63	0.03
Fourth Quarter	10.77	7.82	0.03
Year ending December 31, 2014
First Quarter	12.97	9.82	0.03
Second Quarter	15.18	12.34	0.03
Third Quarter (through September 16, 2014)	17.36	14.56	0.03

The number of holders of record of our common stock was approximately 19,005 as of September 10, 2014. On September 16, 2014, the closing price of our common stock was $16.16 per share as reported on the NYSE. The determination of the amount of future dividends, including on our Mandatory Convertible Preferred Stock, will be made by our board of directors (or an authorized committee of the board of directors) from time to time and will depend on our future earnings, capital requirements, financial condition and other relevant factors. See “Risk Factors—Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock.”

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of our 5.375% Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share, which we refer to as our “Mandatory Convertible Preferred Stock.” A copy of the Statement with Respect to Shares establishing certain terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Statement with Respect to Shares,” and our Articles of Incorporation, as heretofore amended, is available upon request from us at the address set forth under “Where You Can Find More Information.” This description of some of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Statement with Respect to Shares and our Articles of Incorporation.

The depositary will be the sole holder of the Mandatory Convertible Preferred Stock, as described under “Description of Depositary Shares,” and all references in this prospectus supplement to the holders of the Mandatory Convertible Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of our Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under “Description of Depositary Shares.” Each depositary share represents a 1/10th interest in a share of our Mandatory Convertible Preferred Stock.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Alcoa,” “the Company,” “us,” “we” or “our” refer to Alcoa Inc. and not any of its subsidiaries.

General

We are offering 25,000,000 depositary shares, representing 2,500,000 shares of Mandatory Convertible Preferred Stock (or 28,750,000 depositary shares, representing 2,875,000 shares of Mandatory Convertible Preferred Stock if the underwriters exercise their overallotment option in full). Our Articles of Incorporation authorize two classes of preferred stock (“Preferred Stock”): 660,000 shares of Serial Preferred Stock, par value $100 per share, all of which has been designated as $3.75 Cumulative Preferred Stock (“Class A Stock”), and 10,000,000 shares of Class B Serial Preferred Stock (“Class B Stock”), par value $1.00 per share. Our Articles of Incorporation permit our board of directors, without shareholder approval, to issue Preferred Stock in series and to establish, with respect to each series of Preferred Stock, the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, sinking fund provisions and the terms and conditions, if any, of conversion. As of the date of this prospectus supplement, 546,024 shares of Class A Stock, having an aggregate liquidation preference of $54.6 million, are outstanding and no shares of Class B Stock are outstanding. At the consummation of this offering, we will issue 2,500,000 shares of Mandatory Convertible Preferred Stock in the form of depositary shares (or 2,875,000 shares of Mandatory Convertible Preferred Stock in the form of depositary shares if the underwriters exercise their overallotment option in full). The Mandatory Convertible Preferred Stock will constitute a series of Class B Stock.

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. Computershare Trust Company, N.A. serves as the transfer agent and registrar of our common stock. Computershare Trust Company, N.A. will serve as the depositary, transfer agent, and registrar and Computershare Inc. will serve as the conversion agent, dividend disbursing agent and redemption agent for the Mandatory Convertible Preferred Stock.

As of the date of this prospectus supplement, 546,024 shares of Class A Stock are outstanding, with an aggregate liquidation preference of approximately $54.6 million. Our Articles of Incorporation provide that, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the holders of our Class A Stock shall be entitled to receive, out of our assets available for distribution to shareholders, $100 per share plus the aggregate accrued and unpaid dividends thereon (the “Class A Stock Preferential Amount”) before any distribution of assets shall be made to the holders of our Class B Stock, including the Mandatory Convertible

Preferred Stock, or our common stock. Accordingly, our existing Class A Stock constitutes “Senior Stock” (as defined under “—Ranking”) and in a liquidation, winding-up or dissolution, your recovery on the Mandatory Convertible Preferred Stock may be negatively impacted if any shares of Class A Stock are then outstanding. See “Risk Factors—Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities and our Class A Stock.” No additional shares of Class A Stock may be issued.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•	senior to (i) our common stock and (ii) each class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•	on parity with: (i) any other series of Class B Stock and (ii) each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•	junior to (i) our Class A Stock and (ii) each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness. In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding up or dissolution, will be structurally subordinated to existing and future indebtedness and other obligations of each of our separate subsidiaries, to the extent that the indebtedness and other obligations of a particular subsidiary impair our ability to realize or have access to the value of the assets of that subsidiary.

Under our Articles of Incorporation as currently in effect, all series of our Class B Stock must rank equally with each other and, accordingly, we are only permitted to create additional series of Class B Stock that would constitute Parity Stock. Furthermore, for so long as any shares of Mandatory Convertible Preferred Stock are outstanding, we will not authorize or create any shares of capital stock that are not Junior Stock, Parity Stock, or Senior Stock.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, including the Class A Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 5.375% on the liquidation preference of $500 per share of the Mandatory Convertible Preferred Stock (equivalent to $26.8750 per annum per share of Mandatory Convertible Preferred Stock or $2.6875 per annum per depositary share), payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year to and including the Mandatory Conversion Date (as defined below), commencing on January 1, 2015 (each, a

“Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding December 15, March 15, June 15 and September 15 (each, a “Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Record Dates will apply regardless of whether a particular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial dividend period will commence on and include the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on and exclude the January 1, 2015 Dividend Payment Date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of 12 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is September 22, 2014 will be $7.53993 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 5.375% and a liquidation preference of $500 per share) and will be payable, when, as and if declared, on January 1, 2015 to the holders of record thereof on December 15, 2014. The dividend on the Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $6.71875 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 5.375% and a liquidation preference of $500 per share). Based on the same assumed Initial Issue Date, the dividend on the depositary shares will be $0.753993 per depositary share for the initial dividend period and $0.671875 per depositary share for each subsequent dividend period. Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock unless all accrued dividends and the current quarter yearly dividend on the Class A Stock are paid in full or the board of directors contemporaneously declares and sets apart such Class A Stock dividends.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Pennsylvania law and our Class A Stock. See “Risk Factors—Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.”

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock; (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan or acquisitions of shares of common stock deemed surrendered in connection with the exercise of stock options); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) purchases of common stock or Junior Stock pursuant to a contractually binding requirement to buy common stock or Junior Stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in shares of our common stock or Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “Share Dilution Amount” means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments the Company shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than 10 Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of our common stock (as defined below) over the five consecutive Trading Day (as defined below) period beginning on and including the seventh Scheduled Trading Day (as defined below) prior to the applicable Dividend Payment Date (the “Average Price”).

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead pay a cash adjustment (computed to the nearest cent) to each holder that would otherwise be entitled to a fraction of a share of our common stock based on the Average Price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock approved for listing on the New York Stock Exchange (the “NYSE”) (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required, provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $5.66, which amount represents 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, pay such excess amount in cash (computed to the nearest cent).

Acquisition Termination Redemption

We expect to use the net proceeds from this offering in connection with the Acquisition, as described under “Prospectus Supplement Summary”. Within ten Business Days following the earlier of (a) the date on which an Acquisition Termination Event (as defined below) occurs and (b) 5:00 p.m. (New York City time) on April 1,

2015, if the Acquisition has not closed on or prior to such time on such date, we will be entitled, but not required, to mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock (provided that, if the depositary shares representing the Mandatory Convertible Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). If we provide notice of acquisition termination redemption to holders of the Mandatory Convertible Preferred Stock, then, on the Acquisition Termination Redemption Date, we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Purchase Agreement (as such term is defined under “Prospectus Supplement Summary”) is terminated or (2) we determine in our reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $505 (equivalent to $50.50 per depositary share) plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price (as defined below) exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the reference amount (as defined below).

The “Acquisition Termination Share Price” means the Average VWAP per share of common stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the date on which we provide notice of acquisition termination redemption.

The “reference amount” will equal the sum of the following amounts:

(i)	a number of shares of common stock equal to the Acquisition Termination Conversion Rate (as defined below); plus

(ii)	cash in an amount equal to the Acquisition Termination Dividend Amount (as defined below);

provided that we may deliver cash in lieu of all or any portion of the shares of common stock set forth in clause (i) above, and we may deliver shares of common stock in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate assuming for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date (as defined below) and that the Fundamental Change Share Price is the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date.

For a description of the terms Fundamental Change Conversion Rate, Fundamental Change Dividend Make-whole Amount, Accumulated Dividend Amount and Fundamental Change Share Price, see “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

If the Acquisition Termination Share Price exceeds the Initial Price, we may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of shares of common stock equal to the Acquisition Termination Conversion Rate. If we make such an election, we will deliver cash (computed to the nearest cent) in an amount equal to such number of shares of common stock in respect of which we have made this election multiplied by the Acquisition Termination Market Value.

In addition, if the Acquisition Termination Share Price exceeds the Initial Price, we may deliver shares of common stock in lieu of cash for some or all of the Acquisition Termination Dividend Amount. If we make such an election, we will deliver a number of shares of common stock equal to such portion of the Acquisition Termination Dividend Amount to be paid in shares of common stock divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which shares of common stock are delivered exceeds the product of such number of shares of common stock multiplied by 97% of the Acquisition Termination Market Value, we will, if we are legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the Average VWAP per share of common stock over the 20 consecutive Trading Day period commencing on and including the third Trading Day following the date on which we provide notice of acquisition termination redemption.

“Acquisition Termination Redemption Date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided, that, if the Acquisition Termination Share Price is greater than the Initial Price and we elect to pay cash in lieu of delivering all or any portion of the shares of common stock equal to the Acquisition Termination Conversion Rate, or if we elect to deliver shares of common stock in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date will be the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

The notice of acquisition termination redemption will specify, among other things:

•	the Acquisition Termination Make-whole Amount;

•	if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of common stock and the amount of cash comprising the reference amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of a number of shares of common stock equal to the Acquisition Termination Conversion Rate or shares of common stock in lieu of cash in respect of the Acquisition Termination Dividend Amount);

•	if applicable, whether we will deliver cash in lieu of all or any portion of the number of shares of common stock equal to the Acquisition Termination Conversion Rate comprising a portion of the reference amount (specifying, if applicable, the number of such shares of common stock in respect of which cash will be delivered);

•	if applicable, whether we will deliver shares of common stock in lieu of all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the reference amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which shares of common stock will be delivered in lieu of cash); and

•	the Acquisition Termination Redemption Date.

If any portion of the Acquisition Termination Make-whole Amount is to be paid in shares of common stock, no fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock. We will instead pay a cash adjustment (computed to the nearest cent) to each holder that would otherwise be entitled to a fraction of a share of common stock based on the Average VWAP per share of common stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a holder, the number of our shares of common stock issuable in connection with the payment of the reference amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed. The provisions with respect to delivery of shares of our common stock in lieu of cash set forth in the penultimate paragraph of “—Method of Payment of

Dividends” shall apply to any delivery of shares of our common stock upon an acquisition termination redemption.

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with an acquisition termination redemption will be rounded to the nearest cent.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the Acquisition Termination Make-whole Amount to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Mandatory Convertible Preferred Stock following our election to redeem the Mandatory Convertible Preferred Stock.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our common stock issued as payment of any portion of the Acquisition Termination Make-whole Amount, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required, provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Other than pursuant to the acquisition termination redemption provisions described above, the Mandatory Convertible Preferred Stock will not be redeemable. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Mandatory Convertible Preferred Stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $500 per share of the Mandatory Convertible Preferred Stock (equivalent to $50 per depositary share) (the “Liquidation Preference”), plus an amount equal to all dividends that have accrued on such shares to but excluding the date fixed for liquidation, winding-up or dissolution but have not been paid or declared and a sum sufficient for the payment thereof been set apart, to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of shares of Senior Stock (including the Class A Stock) and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends on the shares of Mandatory Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any other such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities and our Class A Stock.”

Neither our merger or consolidation into or with any other corporation or corporations, nor any share exchange or division involving the Company in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Articles of Incorporation, including the Statement with Respect to Shares establishing certain terms of the Mandatory Convertible Preferred Stock, do not contain any provision requiring funds to be set aside to protect the Liquidation Preference even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have voting rights except as described below or as specifically required by Pennsylvania law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock which have accrued have not been paid or declared and a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of four or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of the shares of the Mandatory Convertible Preferred Stock shall have one vote per share on all matters on which holders of our common stock vote. If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum (which may include shares of our common stock) sufficient for payment of the Mandatory Convertible Preferred Stock shall have been set aside (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment.

So long as any shares of the Class A Stock and the Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of our Preferred Stock, including the Class A Stock and the Mandatory Convertible Preferred Stock, voting together as a class, given in person or by proxy, either in writing or by vote at a meeting called for that purpose:

(1)	authorize an additional class of stock ranking on a parity with the Preferred Stock as to dividends or assets;

(2)	increase the number of shares of our authorized Preferred Stock or of any class of stock ranking on a parity with our Preferred Stock as to dividends or assets; or

(3)	merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have after such merger or consolidation any authorized class of stock ranking senior to or on a parity with the Preferred Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the Company immediately preceding such merger or consolidation.

In addition, except in pursuance of the immediately preceding clause (3), we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Preferred Stock, including the Class A Stock and the Mandatory Convertible Preferred Stock, voting together as a class, given in person or by proxy, either in writing or by vote at a meeting called for that purpose:

(1)	change the rights and preferences of our Preferred Stock as set forth in our Articles of Incorporation or as fixed by the board of directors so as to affect such stock adversely; provided, however, that if any such change would affect any series of Preferred Stock (including the Mandatory Convertible Preferred Stock) adversely as compared with the effect thereof upon any other series of Preferred Stock, no such change shall be made without the additional consent given as aforesaid of the holders of at least two-thirds of the number of shares at the time outstanding of the Preferred Stock of the series which would be so adversely affected;

(2)	authorize an additional class of stock ranking senior to our Preferred Stock as to dividend or assets;

(3)	increase the authorized number of shares of any class of stock ranking senior to our Preferred Stock as to dividends or assets; or

(4)	sell, lease, convey or part with control of all or substantially all of our property or business or voluntarily liquidate, dissolve or wind up our affairs.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Statement with Respect to Shares establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Statement with Respect to Shares;

•	to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Articles of Incorporation or the Statement with Respect to Shares establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock.

Mandatory Conversion

Each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed as described under “—Acquisition Termination Redemption,” will automatically convert on October 1, 2017 (the “Mandatory Conversion Date”), into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the Mandatory Conversion Date, we will pay such dividend to the holders of record as of the immediately preceding Record Date, as described above under “—Dividends.” If prior to the Mandatory Conversion Date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price (calculated as though the Mandatory Conversion Date is the applicable Dividend Payment Date). To the extent that the Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments.

The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding shares of our common stock, if any, issued in respect of accrued and unpaid dividends), will, subject to adjustment as described in “—Anti-dilution Adjustments” below, be as follows:

•	if the Applicable Market Value of our common stock is greater than $19.39 (the “Threshold Appreciation Price”), then the conversion rate will be 25.7838 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”), which is approximately equal to $500 divided by the Threshold Appreciation Price;

•	if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but greater than or equal to $16.16 (the “Initial Price,” which equals the last reported sale price of our common stock on the date of the pricing of this offering), then the conversion rate will be equal to $500 divided by the Applicable Market Value of our common stock, which will be between 25.7838 and 30.9406 shares of our common stock per share of the Mandatory Convertible Preferred Stock; or

•	if the Applicable Market Value of our common stock is less than the Initial Price, then the conversion rate will be 30.9406 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”), which is approximately equal to $500 divided by the Initial Price.

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates”. The Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price and the Applicable Market Value are each subject to adjustment as described in “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of $16.16 and a Threshold Appreciation Price of $19.39, a holder of the Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$10.00	30.9406	$309.41
$12.50	30.9406	$386.76
$15.00	30.9406	$464.11
$16.16	30.9406	$500.00
$17.00	29.4118	$500.00
$18.00	27.7778	$500.00
$19.00	26.3158	$500.00
$19.39	25.7838	$500.00
$20.00	25.7838	$515.68
$25.00	25.7838	$644.60
$30.00	25.7838	$773.51

Accordingly, if the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $500 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value for our common stock is equal to or greater than the Initial Price and equal to or less than the Threshold

Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $500 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value of our common stock is less than the Initial Price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $500 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock.

Definitions

“Applicable Market Value” means the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Settlement Period”) beginning on and including the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

The “Threshold Appreciation Price” represents a 20% appreciation over the Initial Price.

A “Trading Day” is a day on which our common stock:

•	is not suspended from trading, and on which trading in our common stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock;

provided that if our common stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.

“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “AA<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of shares of the Mandatory Convertible Preferred Stock have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of our common stock at the Minimum Conversion Rate of 25.7838 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described in “—Anti-dilution Adjustments” below.

If, as of the effective date of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a Dividend Payment Date prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the Floor Price and the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on and including the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a Dividend Payment Date prior to the relevant Early Conversion Date exceeds the value of the product of the number of additional shares added to the conversion rate and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Record Date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “Fundamental Change” (as defined below) occurs on or prior to the Mandatory Conversion Date, holders of the Mandatory Convertible Preferred Stock will have the right to:

(i)	convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)), into common stock at the Fundamental Change Conversion Rate described below;

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount (as defined below) payable in cash (computed to the nearest cent) or shares of our common stock; and

(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash (computed to the nearest cent) or shares of our common stock,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant Dividend Payment Date to the holders of record on the immediately preceding Record Date, as described under “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-whole Amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on the Fundamental Change Effective Date and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if earlier, the Mandatory Conversion Date) at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”). Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

We will notify holders of the anticipated Fundamental Change Effective Date at least 20 calendar days prior to such anticipated Fundamental Change Effective Date or, if such prior notice is not practicable, notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following the actual Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the 20th calendar day prior to the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Fundamental Change Effective Date to, but excluding, the date of the notice; provided that the Fundamental Change Conversion Period will not be extended beyond the Mandatory Conversion Date.

A “Fundamental Change” will be deemed to have occurred, at such time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our outstanding common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; or (iii) our common stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “qualifying market”).

Fundamental Change Conversion Rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and the price (the “Fundamental Change Share Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in the Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the Fundamental Change Effective Date; provided, however, that if we elect to pay any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount in shares of our common stock, solely for purposes of calculating the number of shares payable in respect of the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount, the Fundamental Change Share Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period beginning on the Trading Day next succeeding the Fundamental Change Effective Date.

The Fundamental Change Share Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Share Prices will equal the Fundamental Change Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in “—Anti-dilution Adjustments.”

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below.

	Fundamental Change Share Price on Fundamental Change Effective Date
Fundamental Change Effective Date	$5.00	$10.00	$15.00	$16.16	$17.00	$18.00	$19.39	$25.00	$30.00	$40.00	$50.00	$65.00	$80.00	$100.00
September 22, 2014	28.8937	28.2303	26.5805	26.3172	26.1174	25.9372	25.7370	25.3532	25.2994	25.3692	25.4361	25.4875	25.5124	25.5313
October 1, 2015	29.5177	29.1726	27.2811	27.7978	26.6539	26.4025	26.1199	25.5708	25.4790	25.5142	25.5531	25.5819	25.5973	25.6016
October 1, 2016	30.1631	30.2222	28.3056	29.3228	27.3764	26.9829	26.5375	25.7377	25.6353	25.6486	25.6643	25.6780	25.6865	25.6951
October 1, 2017	30.9406	30.9406	30.9406	30.9406	29.4118	27.7778	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•	if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts on the table or the Fundamental Change Effective Date is between two dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365-day year;

•	if the Fundamental Change Share Price is in excess of $100.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment; and

•	if the Fundamental Change Share Price is less than $5.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate, subject to adjustment.

Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will at our option:

(a)	pay you in cash (computed to the nearest cent), to the extent we are legally permitted to do so, the present value, computed using a discount rate of 5.375% per annum, of all dividend payments on the Mandatory Convertible Preferred Stock for all the remaining dividend periods (excluding any Accumulated Dividend Amount) from and including such Fundamental Change Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”),

(b)	increase the number of shares of our common stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(c)	pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. As used herein, the term “Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. The Accumulated Dividend Amount will be payable at our election:

•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so,

•	in an additional number of shares of our common stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

•	in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash (computed to the nearest cent), except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the Fundamental Change Share Price, we will, if we are legally able to do so, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments.

No fractional shares of our common stock will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. We will instead pay a cash adjustment (computed to the nearest cent) to each converting holder that would otherwise be entitled to a fraction of a share of our common stock based on the Average VWAP per share of our common stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the conversion date.

Not later than the second Business Day following the Fundamental Change Effective Date (or, if we provide notice to holders of the Fundamental Change prior to the anticipated Fundamental Change Effective Date as described above, on the date we give holders notice of the anticipated Fundamental Change Effective Date), we will notify holders of:

•	the Fundamental Change Conversion Rate;

•	the Fundamental Change Dividend Make-whole Amount and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•	the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.

Although we believe it is unlikely, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-whole Amount (whether in cash, shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into common stock on the Mandatory Conversion Date. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion

If you elect to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Statement with Respect to Shares establishing certain terms of the Mandatory Convertible Preferred Stock. In either case, if required, you must pay all taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements, to the extent applicable. You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Common stock will be issued and delivered and will be issued on the latest of (i) the third Business Day immediately succeeding the conversion date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable early conversion date. Except as provided in “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the applicable early conversion date, the common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day immediately preceding the conversion date.

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each Fixed Conversion Rate will be adjusted if:

(1)	We issue shares of common stock to all holders of our common stock as a dividend or other distribution, in which event, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

•	Subject to the provisions of the last paragraph under clause (4) below, any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares heretofore or hereafter acquired by us that are deemed issued but not outstanding under section 1552(a) of the Pennsylvania Business Corporation Law (“direct treasury shares”) but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that are direct treasury shares.

(2)	We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our common stock at less than the “Current Market Price” (as defined below) of shares of our common stock, in which case each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:

•	the numerator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights or warrants; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock equal to the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price of our common stock.

Subject to the provisions of the last paragraph under clause (4) below, any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include direct treasury shares but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that are direct treasury shares.

(3)	We subdivide or combine our common stock, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4)	We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution covered by clause (1) above;

•	any rights or warrants covered by clause (2) above;

•	any dividend or distribution covered by clause (5) below; and

•	any Spin-Off to which the provisions set forth below in this clause (4) shall apply,

in which event each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the Current Market Price of our common stock; and

•	the denominator of which is the Current Market Price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

In the event that we make a distribution (including, for these purposes only, a division under the Pennsylvania Business Corporation Law or any successor statute) to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “Spin-Off”), each Fixed Conversion Rate in effect at 5:00 p.m., New York

City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the sum of the Current Market Price of our common stock and the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and

•	the denominator of which is the Current Market Price of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (4) during any Settlement Period or any Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

For purposes of this clause (4) (and subject in all respects to clause (2)), rights, options or warrants distributed by us to all holders of shares of our common stock entitling them to subscribe for or purchase shares of our capital stock, including, but not limited to, shares of common stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the common stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of common stock, will be deemed not to have been distributed for purposes of this clause (4) (and no adjustment to the Fixed Conversion Rates under this clause (4) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates will be made under this clause (4).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and the date fixed for the determination of the holders of shares of common stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (4) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates will be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of common stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of common stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates will be readjusted as if such rights, options and warrants had not been issued. For purposes of clause (1) of the immediately preceding sentence, any rights that have become void by reason of the actions or status of the holder(s) thereof will not be included in determining whether all rights have been redeemed or purchased.

For purposes of clause (1), clause (2) and this clause (4), if any dividend or distribution to which clause (4) is applicable includes one or both of:

•	a dividend or distribution of shares of common stock to which clause (1) is applicable (a “Clause (1) Distribution”); or

•	an issuance of rights or warrants to which clause (2) is applicable (a “Clause (2) Distribution”),

then (1) such dividend or distribution, other than the Clause (1) Distribution, if any, and the Clause (2) Distribution, if any, will be deemed to be a dividend or distribution to which this clause (4) is applicable (a “Clause (4) Distribution”) and any Fixed Conversion Rate adjustment required by this clause (4) with respect to such Clause (4) Distribution will then be made, and (2) the Clause (1) Distribution, if any, and Clause (2) Distribution, if any, will be deemed to immediately follow the Clause (4) Distribution and any Fixed Conversion Rate adjustment required by clause (1) and clause (2) with respect thereto will then be made, except that, if determined by us (I) the date fixed for determination of the holders of Common Shares entitled to receive any Clause (1) Distribution or Clause (2) Distribution will be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Clause (4) Distribution and (II) any Common Shares included in any Clause (1) Distribution or Clause (2) Distribution will be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (1) and (2).

(5)	We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.03 per share of common stock (the “Initial Dividend Threshold”), excluding:

•	any cash that is distributed in a Reorganization Event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, winding-up or dissolution; and

•	any consideration payable as part of a tender or exchange offer;

•	in which event, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•	the numerator of which is the Current Market Price of our common stock minus the Initial Dividend Threshold (provided that if the distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero); and

•	the denominator of which is the Current Market Price of our common stock minus the amount per share of such dividend or other distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the Current Market Price of our common stock, in which event each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final) on the Expiration Date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the Current Market Price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the Current Market Price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each Fixed Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (6) during any Settlement Period or any Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a Spin-Off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our common stock, distributed to stockholders equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each Fixed Conversion Rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the Record Date for determining the holders of our common stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the Maximum Conversion Rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Mandatory Convertible Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each Fixed Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate.

For the purposes of determining the adjustment to the Fixed Conversion Rate for the purposes of:

•	clauses (2), (4) but only in the event of an adjustment thereunder not relating to a Spin-Off and clause (5) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on the Trading Day before the “Ex-Date” (as defined below) with respect to the issuance or distribution requiring such computation;

•	clause (4) above in the event of an adjustment thereunder relating to a Spin-Off, the “Current Market Price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the Average VWAP per share over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

•	clause (6) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the tender or exchange offer.

The term “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each Fixed Conversion Rate or an increase in each Fixed Conversion Rate in our discretion, holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. See “Certain U.S. Federal Tax Considerations.”

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Acquisition Termination Redemption Date, an Early Conversion Date and the Fundamental Change Effective Date, adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the Fixed Conversion Rates will be made if holders of the Mandatory Convertible Preferred Stock may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the Maximum Conversion Rate then in effect.

The Fixed Conversion Rates will not be adjusted:

(a)	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)	upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock was first issued;

(d)	for a change in the par value of our common stock;

(e)	for stock repurchases that are not tender offers, including structured or derivative transactions; or

(f)	for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will be required, within 10 Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each revised Fixed Conversion Rate.

If an adjustment is made to the Fixed Conversion Rates, (x) an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment will also be made to the Floor Price. Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•	the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•	that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property”, with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of the Mandatory Convertible Preferred Stock converted or subject to acquisition termination redemption following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a Fundamental Change were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-dilution Adjustments” will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the product of the Maximum Conversion Rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will serve as the depositary, transfer agent and registrar and Computershare Inc. will serve as the conversion agent, dividend disbursing agent and redemption agent for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The shares of the Mandatory Convertible Preferred Stock represented by depositary shares will be deposited under a deposit agreement between Alcoa, Computershare Trust Company, N.A., as depositary, registrar and transfer agent, Computershare Inc., as conversion agent, dividend disbursing agent and redemption agent, and the holders from time to time of the depositary receipts evidencing depositary shares. Immediately following the issuance of the Mandatory Convertible Preferred Stock, we will deposit the Mandatory Convertible Preferred Stock with the depositary, which will then issue depositary receipts evidencing the depositary shares to the underwriters. In the event we issue additional shares of the Mandatory Convertible Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued.

The following summary of the terms and provisions of the depositary shares includes material information with respect to the depositary shares, but does not purport to be complete. For additional information regarding the depositary shares, please see the forms of deposit agreement and depositary receipt, which will be included as exhibits to one or more of our SEC filings. Copies of the forms of deposit agreement and depositary receipt may also be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

General

Each depositary share will represent a 1/10th ownership interest in a share of the Mandatory Convertible Preferred Stock, and will initially be evidenced by one or more Global Depositary Receipts, as defined in and described under “—Book-entry, Settlement and Clearance.” Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Mandatory Convertible Preferred Stock represented by such depositary share, to all the rights and preferences of the Mandatory Convertible Preferred Stock (including dividend, voting, conversion, redemption and liquidation rights).

In this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders as described under “—Book-entry, Settlement and Clearance” in this section.

Conversion

Because each depositary share represents a 1/10th interest in a share of the Mandatory Convertible Preferred Stock, a holder of depositary shares may elect to convert depositary shares only in lots of 10 depositary shares, either on an Early Conversion Date at the Minimum Conversion Rate, or during a Fundamental Change Conversion Period at the Fundamental Change Conversion Rate, as described below. For a description of the terms and conditions on which the Mandatory Convertible Preferred Stock is convertible at the option of holders of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

The following table sets forth the Fundamental Change Conversion Rate per depositary share, subject to adjustment as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” based on the Fundamental Change Effective Date and the Fundamental Change Share Price in the Fundamental Change:

	Fundamental Change Share Price on Fundamental Change Effective Date
Fundamental Change Effective Date	$5.00	$10.00	$15.00	$16.16	$17.00	$18.00	$19.39	$25.00	$30.00	$40.00	$50.00	$65.00	$80.00	$100.00
September 22, 2014	2.8894	2.8230	2.6580	2.6317	2.6117	2.5937	2.5737	2.5353	2.5299	2.5369	2.5436	2.5488	2.5512	2.5531
October 1, 2015	2.9518	2.9173	2.7281	2.7798	2.6654	2.6403	2.6120	2.5571	2.5479	2.5514	2.5553	2.5582	2.5597	2.5602
October 1, 2016	3.0163	3.0222	2.8306	2.9323	2.7376	2.6983	2.6538	2.5738	2.5635	2.5649	2.5664	2.5678	2.5687	2.5695
October 1, 2017	3.0941	3.0941	3.0941	3.0941	2.9412	2.7778	2.5784	2.5784	2.5784	2.5784	2.5784	2.5784	2.5784	2.5784

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•	if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts on the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Fundamental Change Conversion Rate per depositary share will be determined by straight-line interpolation between the Fundamental Change Conversion Rates per depositary share set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365-day year;

•	if the Fundamental Change Share Price is in excess of $100.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate per depositary share will be the Minimum Conversion Rate, divided by 10, subject to adjustment; and

•	if the Fundamental Change Share Price is less than $5.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate per depositary share will be the Maximum Conversion Rate, divided by 10, subject to adjustment.

On any conversion date for the Mandatory Convertible Preferred Stock, each depositary share corresponding to shares of the Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/10th of the shares of our common stock and any cash received by the depositary upon conversion of each share of the Mandatory Convertible Preferred Stock.

The following illustrates the conversion rate per depositary share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments,” based on the Applicable Market Value of our common stock:

•	if the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, then the conversion rate will be 2.57838 shares of our common stock per depositary share;

•	if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but greater than or equal to the Initial Price, then the conversion rate will be between 2.57838 and 3.09406 shares of our common stock per depositary share; or

•	if the Applicable Market Value of our common stock is less than the Initial Price, then the conversion rate will be 3.09406 shares of our common stock per depositary share.

After delivery of the shares of our common stock by the transfer agent to the depositary following conversion of the Mandatory Convertible Preferred Stock, the depositary will transfer the proportional number of shares of our common stock to the holders of depositary shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of our depositary shares upon conversion or in payment of any Acquisition Termination Make-whole Amount. In lieu of any fractional shares otherwise issuable in respect of the aggregate number of depositary shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP per share of our common stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the conversion date.

If more than one depositary share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of depositary shares so surrendered for, or subject to, conversion.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/10th of the dividend declared on the related share of the Mandatory Convertible Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Mandatory Convertible Preferred Stock to the record holders of depositary shares relating to the underlying Mandatory Convertible Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make such a distribution. In that event or in connection with a distribution of fractional shares or other property units, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

The dividend payable on the first Dividend Payment Date, if declared, is expected to be $0.753993 per depositary share and on each subsequent Dividend Payment Date, if declared, is expected to be $0.671875 per depositary share.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding Record Dates for the Mandatory Convertible Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If the Mandatory Convertible Preferred Stock represented by the depositary shares is to be redeemed, as described under “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption,” the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Mandatory Convertible Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/10th of the Acquisition Termination Make-whole Amount payable with respect to the Mandatory Convertible Preferred Stock. Whenever we redeem shares of the Mandatory Convertible Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of the Mandatory Convertible Preferred Stock so redeemed.

Voting the Mandatory Convertible Preferred

Because each depositary share represents a 1/10th interest in a share of the Mandatory Convertible Preferred Stock, a holder of a depositary share will be entitled to 1/10th of a vote per share of the Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

When the depositary receives notice from the Company of any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of such meeting to the record holders of the depositary shares relating to the Mandatory Convertible Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the Record Date for the Mandatory Convertible Preferred Stock, may instruct the depositary to vote the amount of whole shares of the Mandatory Convertible Preferred Stock represented by the holder’s depositary shares. To the extent practicable, the depositary will endeavor to vote the amount of the Mandatory Convertible Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable action that the depositary deems necessary to enable the depositary to vote as instructed. The depositary is not required to exercise discretion in voting any Mandatory Convertible Preferred Stock represented by such depositary shares. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Mandatory Convertible Preferred Stock, it will not vote (but, at its discretion may appear at any meeting with respect to such Mandatory Convertible Preferred Stock unless directed to the contrary by the holders of all the depositary shares) to the extent of the Mandatory Convertible Preferred Stock represented by such depository shares.

Amendment of Depositary Receipts and the Deposit Agreement

The form of depositary receipts evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, no such amendment that materially and adversely alters the rights of holders of depositary shares will be effective unless such amendment has been approved by holders of depositary shares representing in the aggregate at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 10 depositary shares may withdraw the share of the Mandatory Convertible Preferred Stock corresponding to such depositary shares, and any cash or other property represented by such depositary shares, as long as such holder pays any tax or governmental charge in connection with the withdrawal. Holders of shares of the Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the depositary in exchange for depositary shares.

Listing

We intend to apply to list the depositary shares on the NYSE. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. Listing the depositary shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the depositary shares.

Form of Mandatory Convertible Preferred Stock and Depositary Shares

The Mandatory Convertible Preferred Stock will be issued in global registered form to the depositary, and the depositary shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory Convertible Preferred Stock, as described under “—Book-entry, Settlement and Clearance” in this section. The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Mandatory Convertible Preferred Stock.

Neither any beneficial owner nor any direct or indirect participant of DTC will have any rights under the deposit agreement with respect to any depositary receipts held on their behalf by DTC and DTC may be treated by us and the depositary as the holder of such shares.

Book-entry, Settlement and Clearance

The Global Depositary Receipts

The depositary shares will be initially issued in the form of one or more registered securities in global form (the “Global Depositary Receipts”). Upon issuance, the Global Depositary Receipts will be deposited with the depositary as custodian for DTC and registered in the name of DTC or its nominee.

Ownership of beneficial interests in the depositary shares in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants (“Indirect Participants”). Ownership of beneficial interests in the depositary shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Indirect Participants).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Depositary Receipts

All interests in the Global Depositary Receipts will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (Indirect Participants).

So long as DTC, or its nominee, is the registered owner or holder of a global depositary receipt representing depositary shares, DTC or such nominee, as the case may be, will be considered the sole holder of the depositary shares represented by such global depositary receipt for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to below, owners of beneficial interests in Global Depositary Receipts:

•	will not be entitled to have such Global Depositary Receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the Global Depositary Receipts; and

•	will not be considered to be owners or holders of the Global Depositary Receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Accordingly, each person owning a beneficial interest in the Global Depositary Receipts must rely on the procedures of DTC and, if that person is not a Participant, on the procedures of the Participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares. No beneficial owner of an interest in the depositary shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC.

As long as the depositary shares are represented by the Global Depositary Receipts, payments of dividends on the Mandatory Convertible Preferred Stock represented by the depositary shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, depositary, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global depositary receipt representing the depositary shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, DTC will not itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s consenting or voting rights to Participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global depositary receipt representing the depositary shares, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global depositary receipt representing the depositary shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global depositary receipt representing the depositary shares held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriter, the transfer agent, registrar, depositary, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Depositary shares in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the depositary shares only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days; or

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF COMMON STOCK

The following is a description of certain general terms and provisions of our common stock. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by, our Articles of Incorporation and By-Laws, and the PBCL. Copies of our Articles of Amendment and By-Laws have been filed or incorporated by reference as exhibits to SEC filings incorporated by reference in this prospectus supplement.

The information appearing under this caption “Description of Common Stock” supplements and, to the extent inconsistent, replaces the information appearing in the accompanying prospectus under the caption “Description of Common Stock.” For a general description of certain terms and provisions of our Preferred Stock, see “Description of Common Stock” and “Description of Preferred Stock” in the accompanying prospectus.

In this offering, we are issuing Mandatory Convertible Preferred Stock which will impact the rights of holders of our common stock. For additional information, see “Risk Factors—Risks Related to the Depositary Shares, Our Mandatory Convertible Preferred Stock and Our Common Stock.” You should read the following description of our common stock in light of this information.

General

As of the date of this prospectus supplement, Alcoa is authorized to issue 1,800,000,000 shares of common stock, par value $1.00 per share. As of September 10, 2014, there were 1,177,641,013 shares of Alcoa common stock outstanding. In addition, as of the same date, there were approximately 89.6 million shares of Alcoa common stock issued and held in Alcoa’s treasury, and approximately 92.2 million shares of Alcoa common stock reserved for issuance under Alcoa’s stock-based compensation plans.

Dividend Rights

Holders of Alcoa common stock are entitled to receive dividends as declared by Alcoa’s board of directors. However, no dividend will be declared or paid on Alcoa’s common stock until Alcoa has paid (or declared and set aside funds for payment of) all dividends which have accrued on all classes of Alcoa’s outstanding Preferred Stock, including the Mandatory Convertible Preferred Stock, when issued and outstanding, and the current quarter yearly dividend on the Class A Stock.

Voting Rights

Holders of Alcoa common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Alcoa, whether voluntary or involuntary, after payments to creditors and holders of Preferred Stock of amounts to which they are then entitled under the terms of the classes or series of outstanding Preferred Stock previously established by the board of directors, plus any accrued dividends, Alcoa’s remaining assets will be divided among holders of Alcoa common stock. Under our Articles of Incorporation, neither the consolidation or merger of Alcoa with or into one or more corporations or any share exchange or division involving Alcoa will be deemed a liquidation, dissolution or winding up of Alcoa.

Preemptive or Other Subscription Rights

Holders of Alcoa common stock will not have any preemptive right to subscribe for any securities of Alcoa.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to Alcoa common stock, and Alcoa common stock is not liable to further call or assessment by Alcoa. All issued and outstanding shares of Alcoa common stock are fully paid and non-assessable.

Other Matters

Alcoa’s Articles of Incorporation provide for the following:

•	a classified board of directors with staggered three-year terms;

•	special shareholder voting requirements allowing removal of directors only upon the vote of shareholders entitled to cast at least 80% of votes that shareholders would be entitled to cast at an election of the removed directors; and

•	certain procedures relating to the nomination of directors, filling of vacancies and a special shareholder vote (of at least 80% of the votes that all shareholders would be entitled to cast in an annual election of directors) required to amend or repeal any of these provisions.

Alcoa’s Articles of Incorporation also prohibit Alcoa’s payment of “green-mail,” that is, payment of a premium in purchasing shares of common stock or Preferred Stock from a present or recent holder of 5% or more of the common stock, except with the approval of a majority of the disinterested shareholders or if made pursuant to an offer available to all holders of the affected class of stock or an open-market program. This provision may be amended or repealed only with the affirmative vote of at least 80% of the voting stock. In addition, the Articles of Incorporation limit or eliminate to the fullest extent permitted by Pennsylvania law, as from time to time in effect, the personal liability of Alcoa’s directors for monetary damages, and authorize Alcoa, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to Alcoa. The classified board article provision and the anti-“green-mail” provision may have certain anti-takeover effects.

Alcoa is governed by “anti-takeover” provisions in the PBCL. Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as Alcoa. Section 2538 of the PBCL requires shareholder approval for certain transactions between a registered corporation and a shareholder who is a party to the transaction or is treated differently from other shareholders (an “interested shareholder”). Section 2538 applies if an interested shareholder (together with anyone acting jointly with such shareholder and any affiliates of such shareholder):

•	is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or one of its subsidiaries;

•	is to receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

•	is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or

•	is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification.

In such a case, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to such transaction, without counting the vote of the interested shareholder. This special voting requirement does not apply if the proposed transaction has been approved in a prescribed manner by the corporation’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries. This voting requirement is in addition to any other voting requirement under the PBCL, the Articles of Incorporation or the By-laws.

Section 2555 of the PBCL may also apply to a transaction between a registered corporation and an interested shareholder, even if Section 2538 also applies. For purposes of Section 2555, an “interested shareholder” means (A) a direct or indirect beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors or (B) an affiliate or associate of the registered corporation who, at any time within the five-year period prior to the transaction, had been a direct or indirect beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors. Section 2555 prohibits a corporation from engaging in a business combination with an interested shareholder unless one of the following conditions is met:

•	the board of directors has previously approved either the proposed transaction or the interested shareholder’s acquisition of shares, in each case before the interested shareholder became an interested shareholder;

•	the interested shareholder owns at least 80% of the stock entitled to vote in an election of directors and, no earlier than three months after the interested shareholder reaches the 80% level and:

•	the majority of the remaining, non-interested shareholders entitled to vote in an election of directors approve the proposed transaction;

•	shareholders receive a minimum “fair price” for their shares in the transaction;

•	the other conditions of Section 2556 of the PBCL are met;

•	holders of all outstanding common stock approve the transaction;

•	no earlier than 5 years after the interested shareholder became an interested shareholder, a majority of the remaining, non-interested shareholders entitled to vote in an election of directors approve the transaction; or

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

Under the PBCL, a person or group of persons acting in concert who hold 20% of the shares of a registered corporation entitled to vote in the election of directors constitutes a control group, with certain exceptions. On the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth under the PBCL, require the control group to purchase his or her shares at “fair value,” as defined in the PBCL.

The PBCL also contains certain provisions applicable to a registered corporation such as Alcoa which, under certain circumstances, permit a corporation to:

•	redeem “control shares,” as defined in the PBCL;

•	remove the voting rights of control shares; and

•	require the disgorgement of profits by a “controlling person,” as defined in the PBCL.

The transfer agent, registrar and dividend disbursing agent for our common stock is Computershare Trust Company, N.A.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain U.S. federal tax considerations relevant to the purchase, ownership and disposition of depositary shares representing the Mandatory Convertible Preferred Stock, and to the ownership and disposition of our common stock received upon conversion thereof. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax considerations are not summarized, nor are tax considerations to special classes of investors including, but not limited to, holders of more than 5% of our common stock or more than 5% of our depositary shares, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, persons that will hold the depositary shares or common stock as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. Tax considerations may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares or our common stock as “capital assets” (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. Each potential investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax considerations of the purchase, ownership and disposition of the depositary shares or our common stock.

Holders of depositary shares will be treated as beneficial owners of their pro rata interest in the Mandatory Convertible Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

The discussion in this section is addressed to a holder or beneficial owner of depositary shares or our common stock that is a “U.S. Holder” for federal income tax purposes. You are a U.S. Holder if you are a beneficial owner of depositary shares or our common stock that is for U.S. federal income tax purposes a citizen or individual resident of the United States, a domestic corporation or any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the depositary shares or our common stock.

Distributions on Depositary Shares and Common Stock

In General. In general, distributions with respect to our depositary shares or common stock (whether made in cash or shares of our common stock) will constitute dividends, taxable upon receipt, to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our depositary shares or common stock (as applicable) and thereafter as capital gain from the sale or exchange of such depositary shares or common stock (as applicable). Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if certain holding period and other applicable requirements are met. Dividends paid to a non-corporate U.S. Holder will qualify for taxation at special rates if certain holding period and other applicable requirements are met.

Constructive Distributions. As a holder of depositary shares, you may be treated as receiving a constructive dividend distribution from us if (1) the conversion rate is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock in excess of the dividend threshold amount will generally give rise to a taxable constructive dividend to the holders of depositary shares to the extent made out of current and accumulated earnings and profits, even though holders would not receive any cash related thereto. In addition, in certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution with respect to the Mandatory Convertible Preferred Stock or our common stock, if as a result of such failure, the proportionate interests of the holders of Mandatory Convertible Preferred Stock (including holders of depositary shares) or common stock, as applicable, in our assets or earnings and profits is increased.

Extraordinary Dividends. Dividends that exceed certain thresholds in relation to your tax basis in the depositary shares or our common stock could be characterized as an “extraordinary dividend” under the Code. If you are a corporation, you have held the stock for two years or less before the dividend announcement date and you receive an extraordinary dividend, you will generally be required to reduce your tax basis in your stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds your tax basis in such stock, the excess is treated as taxable gain. If you are a non-corporate U.S. Holder, you will be required to treat any losses on the sale of depositary shares or our common stock as long-term capital losses to the extent of the extraordinary dividends you receive otherwise would qualify for the special rates.

Disposition of the Depositary Shares and Common Stock

Upon the sale or other disposition of our depositary shares (other than pursuant to a conversion into common stock) or our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in such stock. Such capital gain or loss will generally be long-term if your holding period in respect of such stock is more than one year. For a discussion of your tax basis and holding period in respect of common stock received in the conversion of the Mandatory Convertible Preferred Stock, see below under “—Treatment of the Conversion.” Long-term capital gain recognized by a non-corporate U.S. Holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treatment of the Conversion

In General. A U.S. Holder of depositary shares will not recognize any income, gain or loss in respect of the receipt of common stock upon the conversion of our Mandatory Convertible Preferred Stock, except that (1) the amount of cash you receive in respect of accrued and unpaid dividends will generally be taxable as described under “—Distributions on Depositary Shares and Common Stock” above; (2) although it is not free from doubt, we intend to treat common stock you receive in respect of accrued and unpaid dividends as a taxable distribution as described under “—Distributions on Depositary Shares and Common Stock” above, (3) any Fundamental Change Dividend Make-whole Amount paid in cash will generally be taxable as capital gain to the extent your amount realized on the conversion exceeds your basis in your depositary shares and (4) your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and your tax basis in the common stock that is allocable to the fractional share. You should consult your own tax advisor to determine the specific tax treatment of the receipt of cash or shares in respect of accrued and unpaid dividends or cash in lieu of a fractional share in your particular circumstances.

Tax Basis and Holding Period. Your tax basis in the common stock you receive upon a conversion of our Mandatory Convertible Preferred Stock (including any basis allocable to a fractional share) will generally equal the tax basis of the depositary shares representing the Mandatory Convertible Preferred Stock that was converted, reduced by any Fundamental Change Dividend Make-whole Amount paid in cash and increased by any gain recognized under clause (3) above. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock you receive upon conversion and the fractional share, in accordance with their respective fair market values. Your holding period for the common stock you receive (other than common stock received in respect of accrued and unpaid dividends) will include your holding period for the depositary shares representing the Mandatory Convertible Preferred Stock converted. The basis of common stock received in respect of accrued and unpaid dividends that is treated as a taxable distribution will equal its fair market value at the time it is distributed and its holding period will begin on the day following the distribution.

Additional Shares of Common Stock Received on Fundamental Change Conversions. Although it is not free from doubt, any additional shares of common stock received by you in respect of a conversion upon a fundamental change should be treated as part of the consideration received in the conversion. You should consult your own tax advisor to determine the specific tax treatment of additional shares in your particular circumstances.

Information Reporting and Backup Withholding

Information returns will be filed with the Internal Revenue Service (“IRS”) in connection with payments of dividends and the proceeds from a sale or other disposition of depositary shares or our common stock payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares or our common stock and to certain payments of proceeds on the sale or redemption of the depositary shares or our common stock unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a refund or credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner.

Non-U.S. Holders

The discussion in this section is addressed to holders or beneficial owners of depositary shares or our common stock that are “Non-U.S. Holders.” You are a Non-U.S. Holder if you are a beneficial owner of the depositary shares or our common stock and not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Distributions on Depositary Shares and Common Stock

Except as described below, if you are a Non-U.S. Holder of depositary shares or our common stock, actual dividends (whether made in cash or shares of our common stock) and constructive dividends (as described above under “—U.S. Holders—Distributions on Depositary Shares and Common Stock”) paid to you generally are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless:

•	you have furnished to us or another payor a valid IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations, and

•

in the case of actual or constructive dividends paid to a foreign entity, (1) if such entity is, or holds the depositary shares or our common stock through, a foreign financial institution, any such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or

(iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if required, such entity has provided the withholding agent with a certification (typically an IRS Form W-8BEN-E) identifying its direct and indirect U.S. owners.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

Because constructive dividends will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to set off any withholding tax that we are required to collect with respect to any such constructive dividend against cash payments and other distributions otherwise deliverable to you. As a result, if we make an adjustment to the conversion rate and the adjustment gives rise to a constructive dividend, Non-U.S. Holders should expect additional U.S. withholding on subsequent distributions.

Disposition of the Depositary Shares and Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of depositary shares or our common stock (including the deemed exchange that gives rise to a payment of cash in lieu of a fractional share) so long as, in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met.

In the case of the sale or disposition of depositary shares or our common stock after December 31, 2016, a Non-U.S. holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the second bullet point above under “—Distributions on Depositary Shares and Common Stock” are satisfied. Each holder or prospective holder is encouraged to consult with its own tax advisor regarding the possible implications of these withholding requirements on its investment in depositary shares and the potential for a refund or credit in the case of any withholding tax.

Treatment of the Conversion

In General. Generally, if you are a Non-U.S. Holder, you will not recognize any income, gain or loss on the conversion of Mandatory Convertible Preferred Stock for our common stock except that (1) the amount of cash you receive in respect of accrued and unpaid dividends will generally be treated as a taxable distribution, and we intend to withhold tax from such amounts as described above under “—Distributions on Depositary Shares and Common Stock”; (2) although it is not free from doubt, we intend to treat common stock you receive in respect of accrued and unpaid dividends as a taxable distribution, and in that case, we intend to withhold tax from such distribution as described under “—Distributions on Depositary Shares and Common Stock” and (3) cash received in lieu of a fractional share of common stock and any Fundamental Change Dividend Make-whole Amount paid in cash will generally be treated as described above under “—Disposition of Depositary Shares and Common Stock.”

Additional Shares of Common Stock Received on Fundamental Change Conversions. Although it is not free from doubt, any additional shares of common stock received by you in respect of a conversion upon a fundamental change should be treated as part of the consideration received in the conversion. You should consult your own tax advisor to determine the specific tax treatment of additional shares in your particular circumstances.

Federal Estate Tax

Depositary shares or our common stock held by an individual Non-U.S. Holder at the time of death and depositary shares or our common stock held by entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of depositary shares or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

You are urged to consult your own tax advisors with respect to the tax considerations of the ownership, conversion and disposition of depositary shares and of the ownership and disposition of our common stock, including the tax considerations under state, local, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

UNDERWRITING

Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for this offering and representatives of the underwriters named below. Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC are acting as book-running managers for this offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the respective number of depositary shares set forth opposite the underwriter’s name:

Underwriters	Number of Depositary Shares
Morgan Stanley & Co. LLC	10,280,000
Credit Suisse Securities (USA) LLC	6,000,000
Citigroup Global Markets Inc.	1,220,000
Goldman, Sachs & Co.	1,220,000
J.P. Morgan Securities LLC	1,220,000
BNP Paribas Securities Corp.	1,000,000
Mitsubishi UFJ Securities (USA), Inc.	1,000,000
RBC Capital Markets, LLC	1,000,000
RBS Securities Inc.	1,000,000
Banca IMI S.p.A.	100,000
Banco Bradesco BBI S.A.	100,000
Banco do Brasil Securities LLC	22,000
BBVA Securities Inc.	140,000
BNY Mellon Capital Markets, LLC	140,000
Credit Agricole Securities (USA) Inc.	100,000
Mizuho Securities USA Inc.	46,000
PNC Capital Markets LLC	50,000
Sandler O’Neill & Partners, L.P.	50,000
SG Americas Securities, LLC	50,000
SMBC Nikko Securities America, Inc.	100,000
TD Securities (USA) LLC	22,000
The Williams Capital Group, L.P.	140,000

Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the depositary shares if any are taken.

We have been advised by the underwriters that the underwriters propose to offer the depositary shares to the public initially at the public offering price set forth on the cover page of this prospectus supplement and may offer the depositary shares to certain dealers at such prices less a concession not in excess of $0.90 per depositary share. After the initial offering of the depositary shares, the applicable public offering price and other selling terms may be changed by the underwriters.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 3,750,000 additional depositary shares to cover overallotments at the public offering price listed on the cover page of this prospectus supplement, less underwriting discount and commissions and less an amount per share equal to any dividends or distributions that are paid or payable by us on the depositary shares reflected in the preceding table but that are not payable on the depositary shares purchased on exercise of that option. To the extent the overallotment option is exercised, each underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of the additional depositary shares being purchased as the number of depositary shares listed next to such underwriter’s name in the table above bears to the total number of depositary shares listed next to the names of all underwriters in such table.

The following table shows the per share and total public offering price, underwriting discount and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase additional depositary shares described above.

	Per Depositary Share	Total
		No Exercise	Full Exercise
Public offering price	$50.00	$1,250,000,000.00	$1,437,500,000.00
Underwriting discount and commissions	$1.50	$37,500,000.00	$43,125,000.00
Proceeds, before expenses, to Alcoa Inc.	$48.50	$1,212,500,000.00	$1,394,375,000.00

We estimate that the expenses of this offering payable by us, excluding underwriting discount and commissions, will be approximately $1.1 million.

Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the NYSE under the symbol “AA-PRB.” Subject to satisfaction of the NYSE listing conditions, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares. Our common stock is listed on the NYSE under the symbol “AA.”

We have agreed with the underwriters, for a period of 60 days from the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or preferred stock or any securities convertible into or exercisable or exchangeable for common stock or preferred stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or preferred stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or preferred stock or such other securities, in cash or otherwise, without the prior written consent of each of the representatives. In addition, for a period of 60 days after the date of this prospectus supplement, we may not, without the prior consent of each of the representatives, subject to certain exceptions, file any registration statement with the SEC relating to the offering of any shares of our common stock or preferred stock or any securities convertible into or exercisable or exchangeable for common stock or preferred stock.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the foregoing restrictions on the Company will not apply to (1) our sale in this offering of the depositary shares representing our Mandatory Convertible Preferred Stock, (2) the issuance by us of (i) shares of our common stock into which the Mandatory Convertible Preferred Stock is convertible, (ii) shares of our common stock upon the exercise of employee stock options outstanding on the date of the underwriting agreement or (iii) shares of common stock upon the exercise of an option or warrant or the conversion of any security outstanding on the date of the underwriting agreement of which the representatives have been advised in writing, (3) the issuance of, and the filing of a registration statement on Form S-3 in respect of the resale of, 36,523,010 shares of common stock issuable in connection with the Acquisition, provided that the restrictions set forth in the Purchase Agreement are not waived by the Company on such shares of common stock, or (4) our filing of a registration statement on Form S-8 in respect of securities to be issued pursuant to any benefit plan in effect on the date of this prospectus supplement and described as required by the underwriting agreement or the granting of awards under any such plan.

Our directors and executive officers have, subject to certain exceptions, agreed for a period of 30 days from the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of each of the representatives. In addition, for a period of 30 days after the date of this prospectus supplement, the directors and executive officers may not, without the prior consent of each of the representatives, subject to certain exceptions, make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

In addition, the underwriters have agreed that the foregoing restrictions on our directors and executive officers will not apply to (a) transfers of shares of common stock, preferred stock, depositary shares (or securities convertible into common stock or preferred stock and depositary shares) (1) as a bona fide gift or gifts, (2) to any trust for the direct or indirect benefit of the directors and executive officers or the immediate family of the directors and executive officers, (3) by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, (4) pursuant to the exercise of any stock option or other award that would otherwise expire before February 1, 2015 granted pursuant to any Company program, including but not limited to, any form of “cashless” exercise generally available for such grants, provided that the net resulting shares from such stock option exercise are not transferred during the restricted period, or (5) pursuant to the use of any common stock, preferred stock, depositary shares or stock options as collateral for a loan, provided that the holder of such collateral executes the lockup agreement or an agreement in substantially similar form; (b) the establishment of, or exercise of stock options or sales of common stock, preferred stock or depositary shares pursuant to a trading plan that complies with the requirements of Rule 10b5-1 under the Exchange Act and (c) forfeitures, cancellations or surrenders of shares of common stock, preferred stock or depositary shares to the Company pursuant to any Company program, including under clawback provisions or upon termination of employment. In the case of clause (a) above, no filing by any party under the Exchange Act shall be made voluntarily in connection with such transfer.

In order to facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the underwriters’ option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising that option or purchasing the depositary shares in the open market. In determining the source of the depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of the depositary shares compared to the price available under that option. The underwriters may also sell the depositary shares in excess of that option, creating a naked short position. The underwriters must close out any naked short position by purchasing the depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, the depositary shares in the open market to stabilize the price of the depositary shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in this offering if the syndicate repurchases previously distributed depositary shares to cover syndicate short positions or to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Certain of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the depositary shares in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations, and as permitted by FINRA regulations. One or more of the underwriters may be unable to make offers or sales in the United States other than through Rule 15a-6 under the Exchange Act. Fees may be shared by the foreign broker-dealer and the U.S. registered broker-dealer.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of business, certain of the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory or other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of some or all of the underwriters are lenders and/or agents under our Bridge Facility. Certain of the underwriters or their affiliates are lenders under our bank credit facilities, and serve as dealers under our commercial paper program and/or investment managers with respect to assets held in the master trust fund for one or more pension plans maintained by us. The underwriters named above are also acting as underwriters in connection with the proposed Debt Offering and affiliates of Morgan Stanley & Co. LLC serve as our financial advisor in connection with the Acquisition.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the depositary shares offered hereby and the common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby and the common stock. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Klaus Kleinfeld, Chairman and Chief Executive Officer and a director of Alcoa, and James W. Owens, a director of Alcoa, are directors of Morgan Stanley, the parent company of Morgan Stanley & Co. LLC. Ernesto Zedillo, a director of Alcoa, is also a director of Citigroup Inc., the parent company of Citigroup Global Markets Inc.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters may be required to make.

European Economic Area

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of depositary shares may be made to the public in that Relevant Member State other than:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive,

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters, or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order (each such person being referred to as a “Relevant Person”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus must not be acted or relied on by persons who are not Relevant Persons.

LEGAL MATTERS

The validity of the depositary shares and the Mandatory Convertible Preferred Stock offered by Alcoa will be passed upon for Alcoa by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain matters relating to the depositary shares and the Mandatory Convertible Preferred Stock offered by this prospectus supplement will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. Certain tax matters relating to the depositary shares offered by this prospectus supplement will be passed upon for Alcoa by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Alcoa for the three month periods ended March 31, 2014 and 2013 and the three and six month periods ended June 30, 2014 and 2013 incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 24, 2014 and July 24, 2014, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Alcoa Inc.

$5,000,000,000

Debt Securities

Class B Serial Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer, from time to time, up to $5,000,000,000 of any combination of the securities described in this prospectus, separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, as well as any document we incorporate by reference into this prospectus and any accompanying prospectus supplement, before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “AA.”

The mailing address of our principal executive offices is Alcoa Inc., 390 Park Avenue, New York, New York 10022-4608, and the telephone number is 212-836-2600.

Investing in the offered securities involves risks. See “Risk Factors” on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 30, 2014.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we are registering an unspecified amount of each class of securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Where You Can Find More Information.” You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering (except that we are not incorporating by reference, in any case, any document or information that is not deemed to be “filed” and that is not specifically incorporated by reference in this prospectus):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	Our Current Reports on Form 8-K filed January 10, 2014 (Item 1.01 and Exhibit 99.1 of Item 9.01), January 21, 2014, January 23, 2014, February 21, 2014, March 18, 2014, April 14, 2014 (Item 8.01), May 8, 2014 (Item 5.07) and June 27, 2014 (Items 1.01 and 3.02 and Exhibits 2.1, 10.1 and 10.2 of Item 9.01).

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

You also may review a copy of the registration statement of which this prospectus is a part and its exhibits at the SEC’s Public Reference Room at the address listed above, as well as through the SEC’s Internet site at http://www.sec.gov.

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is a global leader in lightweight metals technology, engineering and manufacturing. Alcoa’s innovative, multi-material products, which include aluminum, titanium, and nickel, are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, consumer electronics, and industrial applications.

Alcoa is also the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (LME) and priced daily. Aluminum (primary and fabricated) and alumina represent approximately 80% of Alcoa’s 2013 revenues, and the price of aluminum influences the operating results of Alcoa.

Alcoa is a global company operating in 30 countries. Based upon the country where the point of sale occurred, the U.S. and Europe generated 51% and 26%, respectively, of Alcoa’s sales in 2013. In addition, Alcoa has investments and operating activities in, among others, Australia, Brazil, China, Guinea, Iceland, Russia, and Saudi Arabia, all of which present opportunities for substantial growth. Governmental policies, laws and regulations, and other economic factors, including inflation and fluctuations in foreign currency exchange rates and interest rates, affect the results of operations in these countries.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference in this prospectus, any applicable prospectus supplement, and any oral communications made by Alcoa may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “should,” “hopes,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “will likely result,” or other similar expressions. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document we incorporate by reference or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” on page 5 of this prospectus and in our periodic reports referred to in “Where You Can Find More Information” above, including in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2013: Part I, Item 1A (Risk Factors); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), including the disclosures under Segment Information and Critical Accounting Policies and Estimates; and Note N (Contingencies and Commitments) and Note X (Derivatives and Other Financial Instruments) to the Consolidated Financial Statements in Part II, Item 8 (Financial Statements and Supplementary Data), as the information in such sections may be updated from time to time by the documents incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated:

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	(A)	(B)	1.4x	2.5x	1.7x	(C)

(A)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the fixed charges of $2.0 million.
(B)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the fixed charges of $1.792 billion.
(C)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the fixed charges of $1.594 billion.

The ratios include all earnings from continuing operations and fixed charges of Alcoa. Earnings have been calculated by (i) adding to (deducting from) income (loss) from continuing operations the following: the provision for income taxes; amortization of capitalized interest; interest expense, amortization of debt expense, and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and (ii) deducting from (adding to) income (loss) from continuing operations the following: benefit for income taxes; equity income of entities less than 50% owned; and the noncontrolling interests’ share in the pretax income of our majority-owned subsidiaries without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest, and preferred stock dividend requirements of majority-owned subsidiaries.

A ratio of earnings to combined fixed charges and preference dividends is not presented as such ratio does not differ materially from the ratio of earnings to fixed charges presented above. At the time of a new issuance of preferred stock, a ratio of earnings to combined fixed charges and preference dividends will be provided in the related prospectus supplement or incorporated by reference therein from a Current Report on Form 8-K or other document filed under the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that Alcoa may offer under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in a prospectus supplement relating to the issuance of those senior debt securities. For purposes of this description, references to “Alcoa,” “the company,” “the issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

Senior debt securities may be issued, from time to time, in one or more series under the indenture dated as of September 30, 1993 (the “original indenture”) between Alcoa and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “first supplemental indenture”) between Alcoa and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “second supplemental indenture”) between Alcoa and the trustee, and the third supplemental indenture dated as of March 24, 2009 (the “third supplemental indenture”) between Alcoa and the trustee. The original indenture, the first supplemental indenture, the second supplemental indenture, and the third supplemental indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this prospectus to the trustee for our senior debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the senior debt securities include those expressly set forth in the original indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, and the third supplemental indenture (the original indenture as so supplemented, the “senior indenture”), and those made part of the senior indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.”

The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus.

General

The senior indenture does not limit the aggregate principal amount of senior debt securities that Alcoa may issue, whether under the senior indenture or any existing indenture or other indenture that Alcoa may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:

•	will be unsecured obligations of Alcoa;

•	may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Alcoa for each series; and

•	will rank on a parity with all other unsecured and unsubordinated indebtedness of Alcoa.

A prospectus supplement will describe the following terms of any series of senior debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such senior debt securities that Alcoa may issue;

•	whether the senior debt securities are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities are to be issuable initially in temporary global form and whether any of the senior debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the senior debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•	the regular record date for any interest payable on any senior debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

•	the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities will be payable and each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities may be presented for registration of transfer or exchange;

•	the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•	any obligation of Alcoa to redeem or purchase the senior debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•	the denominations in which any senior debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•	the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the portion of the principal amount of the senior debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the senior debt securities;

•	whether the senior debt securities will be subject to defeasance or covenant defeasance as described below under “Defeasance and Covenant Defeasance”;

•	any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•	whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•	any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the senior indenture;

•	whether the senior debt securities are issuable as a global security, and in such case, the identity of the depository;

•	any applicable material U.S. federal income tax consequences;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the senior debt securities.

Senior debt securities may be issued at a substantial discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to senior debt securities issued at a discount and to senior debt securities that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.

Senior debt securities may also be issued under the senior indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Form, Exchange, Registration and Transfer

Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Senior debt securities will not be issued in bearer form after March 18, 2012. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Section 201) See “Permanent Global Securities” below.

In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:

•	is not a U.S. person;

•	is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a U.S. person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Alcoa or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or

•	is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities” below.

Senior debt securities may be presented for exchange as follows:

•	Registered securities will be exchangeable for other registered securities of the same series.

•	If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

•	Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

•	Bearer securities will not be issued in exchange for registered securities.

•	Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any U.S. Person who holds this obligation will be subject to limitations under U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Alcoa or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Alcoa for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Alcoa with respect to any series of senior debt securities, Alcoa may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Alcoa may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

If debt securities of a series are redeemed in part, Alcoa will not be required to:

•	issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•	if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Alcoa from time to time. At the option of Alcoa, payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Alcoa may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Alcoa in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Alcoa’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Alcoa for payments with respect to senior debt securities which are issuable solely as registered securities. Alcoa will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Alcoa for the senior debt securities will be named in an applicable prospectus supplement. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain:

•	a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Alcoa will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)

All monies paid by Alcoa to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Alcoa. Thereafter, the holder of any such senior debt security or any coupon may look only to Alcoa for payment. (Section 1003)

Book-Entry Securities

The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:

•	the depository notifies Alcoa that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•	Alcoa executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•	there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.

The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Alcoa expects that the following provisions will apply to depository arrangements.

Unless otherwise specified in the applicable prospectus supplement, senior debt securities that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities or by Alcoa if the senior debt securities are offered and sold directly by Alcoa. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.

So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:

•	will not be entitled to have senior debt securities of the series registered in their names;

•	will not receive or be entitled to receive physical delivery of senior debt securities in certificated form; and

•	will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Alcoa understands that under existing industry practices, if Alcoa requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Temporary Global Securities

If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:

•	written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•	written certification to Euroclear or Clearstream from the person entitled to receive such senior debt securities in the form and to the effect described above under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Alcoa or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.

Permanent Global Securities

If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305)

A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:

•	the holder of the permanent global senior debt security, or

•	in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203)

Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.

Certain Limitations

The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Liens. Alcoa covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property (as defined below) of Alcoa or any Restricted Subsidiary (as defined below) or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. The foregoing restriction, however, will not apply to:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•	mortgages on property existing at the time of acquisition of such property by Alcoa or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•	mortgages to secure indebtedness of a Restricted Subsidiary to Alcoa or another Restricted Subsidiary;

•	mortgages existing at the date of the senior indenture;

•	mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Alcoa or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Alcoa or a Restricted Subsidiary;

•	certain mortgages in favor of governmental entities; or

•	extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Alcoa or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets (as defined below). (Section 1009)

Sale and Leaseback Arrangements. Alcoa covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Alcoa or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Alcoa or such Restricted Subsidiary to such person, unless either:

•	Alcoa or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt (as defined below) with respect to such arrangement, without equally and ratably securing the senior debt securities pursuant to the limitation in the senior indenture on liens; or

•	Alcoa applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:

•	involving a lease for a term of not more than three years; or

•	between Alcoa and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions. The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities in the event of a highly leveraged transaction involving Alcoa.

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.

“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:

•	the fair value of such property as determined by Alcoa’s board of directors; or

•	the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:

•	all current liabilities except for:

•	notes and loans payable,

•	current maturities of long-term debt, and

•	current maturities of obligations under capital leases; and

•	all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Alcoa and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:

•	owned by Alcoa or any Restricted Subsidiary; and

•	located within the continental United States of America.

However, any plant that, in the opinion of Alcoa’s board of directors, is not of material importance to the total business conducted by Alcoa and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:

•	is principally engaged in leasing or in financing receivables, or

•	is principally engaged in financing Alcoa’s operations outside the continental United States, or

•	principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Alcoa or by one or more Subsidiaries.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to senior debt securities:

(a)	failure to pay any interest when due, and this failure continues for 30 days;

(b)	failure to pay any principal or premium when due;

(c)	failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)	failure to perform any other covenant of Alcoa in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)	default resulting in acceleration of any indebtedness for money borrowed by Alcoa in a principal amount in excess of $50,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;

(f)	certain events in bankruptcy, insolvency or reorganization involving Alcoa; and

(g)	any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities issued under the senior indenture before January 25, 2007 (the date of the first supplemental indenture), the acceleration of outstanding indebtedness of Alcoa may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of any series of senior debt securities issued after the date of the first supplemental indenture.

If an event of default with respect to senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603)

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)

Conversion and Exchange Rights

The senior debt securities of any series may be convertible into or exchangeable for other securities of Alcoa or another issuer on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Alcoa, at its option:

(a)	will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•	issue temporary senior debt securities pending preparation of definitive senior debt securities,

•	register the transfer or exchange of senior debt securities of such series,

•	replace stolen, lost or mutilated senior debt securities of such series, and

•	maintain paying agents and hold monies for payment in trust,

or

(b)	need not comply with the covenants that are set forth above under “Certain Limitations” and below under “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” (see above) will no longer be events of default, if, in each case, Alcoa irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due, which may include one or more redemption dates designated by Alcoa, in accordance with the terms of the senior indenture and the senior debt securities. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:

•	no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” (see above) has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•	Alcoa has delivered an opinion of counsel based, in the event of a defeasance of the type described in clause (a) above, upon a ruling from the Internal Revenue Service or a change in applicable U.S. federal income tax law from the date of the senior indenture, to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Alcoa omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Alcoa will remain liable in respect of such payments.

Meetings, Modification and Waiver

Alcoa and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Alcoa and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•	reduce the principal amount of, or premium or interest on, any senior debt security;

•	change any obligation of Alcoa to pay additional amounts;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•	reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•	reduce the requirements contained in the senior indenture for quorum or voting;

•	change any obligation of Alcoa to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•	modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Alcoa with certain restrictive provisions of the senior indenture. (Section 1012)

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:

•	in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•	in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities for quorum purposes:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•	senior debt securities owned by Alcoa or an affiliate of Alcoa will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Alcoa or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402)

To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:

•	a holder of one or more outstanding senior debt securities of the series; or

•	a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,

•	any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•	any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series. (Section 1404)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, provided that:

•	any successor person assumes Alcoa’s obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•	certain other conditions are met. (Section 801)

Notices

Except as otherwise provided in the senior indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register. (Sections 101 and 106)

Title

Title to any bearer securities and any coupons will pass by delivery. Alcoa, the trustee and any agent of Alcoa or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

Alcoa will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.

Alcoa will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the senior debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Alcoa and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Alcoa may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities. The trustee has, and certain of its affiliates may have, from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.

The trustee under the senior indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description sets forth certain general terms and provisions of the subordinated debt securities that Alcoa may offer under this prospectus. The particular terms of the subordinated debt securities and the extent, if any, to which the following general provisions may apply to the subordinated debt securities will be described in a prospectus supplement related to the issuance of those subordinated debt securities. For purposes of this description, references to “Alcoa,” “the company,” “the issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

The subordinated debt securities may be issued under an indenture between Alcoa and The Bank of New York Mellon Trust Company, N.A., as trustee, or such other trustee that is named in a prospectus supplement (the “subordinated indenture”). The form of the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the subordinated indenture and the subordinated debt securities is not meant to be complete. For more information, you should refer to the full text of the subordinated indenture and the subordinated debt securities, including the definitions of terms used and not defined in this prospectus or the related prospectus supplement.

General

The subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of Alcoa. The subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Alcoa, whether under the subordinated indenture or any existing or other indenture that Alcoa may enter into in the future or otherwise. See “Subordination” below.

The subordinated debt securities will not be subject to any sinking fund provision.

A prospectus supplement will describe the following terms of any series of subordinated debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such subordinated debt securities that Alcoa may issue;

•	whether the subordinated debt securities are to be issuable as registered securities or bearer securities or both, whether any of the subordinated debt securities are to be issuable initially in temporary global form and whether any of the subordinated debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the subordinated debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•	the regular record date for any interest payable on any subordinated debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global subordinated debt security on an interest payment date will be paid;

•	the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described below under “Payment and Paying Agents,” and the manner in which any interest on any bearer security will be paid;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	each office or agency where, subject to the terms of the subordinated indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the subordinated debt securities will be payable and each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•	any obligation of Alcoa to redeem or purchase the subordinated debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•	the denominations in which any subordinated debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any subordinated debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•	the currency, currencies or currency units of payment of principal of and any premium and interest on the subordinated debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding subordinated debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the portion of the principal amount of the subordinated debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the subordinated debt securities;

•	whether the subordinated debt securities will be subject to defeasance or covenant defeasance;

•	any terms and conditions under which the subordinated debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•	whether the subordinated debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the subordinated indenture in which any such book-entry security may be transferred to, and registered and exchanged for subordinated debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•	any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the subordinated indenture;

•	whether the subordinated debt securities are issuable as a global security, and in such case, the identity of the depository;

•	the subordination terms of the subordinated debt securities;

•	any applicable material U.S. federal income tax consequences;

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the subordinated debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be issued in U.S. dollars in fully registered form without coupons. No service charge will be made for any transfer or exchange of any subordinated debt securities, but Alcoa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Subordinated debt securities may also be issued under the subordinated indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Global Securities

If any subordinated debt securities are represented by one or more global securities, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global security may exchange those interests for subordinated debt securities of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

The specific terms of the depository arrangement regarding any portion of subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment and Paying Agents

Payments on subordinated debt securities represented by a global security will be made to the depository for the subordinated debt securities. If subordinated debt securities are issued in definitive form, then the following will take place at the corporate office of the trustee in Pittsburgh, Pennsylvania or at the office of such paying agent(s) as Alcoa may designate:

•	payment of principal of and any premium and interest on the subordinated debt securities;

•	registration of the transfer of the subordinated debt securities; and

•	the exchange of the subordinated debt securities into subordinated debt securities of other denominations of a like aggregate principal amount.

However, at the option of Alcoa, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as such address appears in the securities register; or

•	by wire transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Payment of any interest on subordinated debt securities will be made to the person in whose name the subordinated debt securities are registered at the close of business on the regular record date for the interest, except in the case of defaulted interest. Unless otherwise set forth in the applicable prospectus supplement, the regular record date for the interest payable on any interest payment date will be the 15th day, whether or not a business day, next preceding such interest payment date. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent. (Section 2.3)

Any monies deposited with the trustee or any paying agent or then held by Alcoa in trust for the payment of the principal of and any premium or interest on any subordinated debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of Alcoa, be repaid to Alcoa. Thereafter, the holder of such subordinated debt securities may look, as a general unsecured creditor, only to Alcoa for payment. (Section 10.3)

Modification of Indenture

Alcoa and the trustee may, without the consent of the holders of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the subordinated debt securities; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act. (Section 9.1)

Alcoa and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated debt securities, modify the subordinated indenture in a manner affecting the rights of the holders of the subordinated debt securities. However, no such modification may, without the consent of the holder of each outstanding subordinated debt security so affected:

•	change the stated maturity of the subordinated debt securities;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement;

•	reduce the premium payable upon redemption;

•	impair any right to institute suit for the enforcement of any such payment;

•	adversely affect the subordination provisions of the subordinated indenture or any right to convert or exchange any subordinated debt securities; or

•	reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated indenture. (Section 9.2)

Events of Default

Any one or more of the following described events that has occurred and is continuing constitutes an event of default with respect to the subordinated debt securities:

(a)	failure for 30 days to pay any interest when due (subject to the deferral of any due date in the case of an extension period);

(b)	failure to pay any principal or premium when due whether at maturity, upon redemption, by declaration or otherwise;

(c)	failure by Alcoa to deliver securities upon an appropriate election by holders of subordinated debt securities to convert their subordinated debt securities into those securities;

(d)	failure to observe or perform certain other covenants contained in the subordinated indenture for 90 days after written notice to Alcoa from the trustee or to the trustee and Alcoa from the holders of at least 25% in aggregate outstanding principal amount of the subordinated debt securities; or

(e)	certain events in bankruptcy, insolvency or reorganization of Alcoa. (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee consistent with the subordinated indenture with respect to the subordinated debt securities of that series. (Section 5.12)

If an event of default with respect to subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal of all of the subordinated debt securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to subordinated debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of that series may annul and rescind such declaration if the default, other than the non-payment of the principal of the subordinated debt securities which has become due solely by such acceleration, has been cured or waived, and a sum sufficient to pay all matured installments of interest and principal due, otherwise than by acceleration, has been deposited with the trustee. (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series may, on behalf of the holders of all the subordinated debt securities of that series, waive any past default under the subordinated indenture with respect to that series. However, they may not waive:

•	a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee; or

•	a default in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security. (Section 5.13)

Alcoa is required to file annually with the trustee a certificate as to whether or not Alcoa is in compliance with all the conditions and covenants applicable to it under the subordinated indenture. (Section 10.5)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, unless:

•	if Alcoa consolidates with or merges into another person or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes Alcoa’s obligations on the subordinated debt securities and under the subordinated indenture;

•	immediately after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•	certain other conditions as prescribed in the subordinated indenture are met. (Section 8.1)

Highly Leveraged Transactions

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Alcoa that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

The subordinated indenture will cease to be of further effect, and Alcoa will be deemed to have satisfied and discharged the subordinated indenture, when, among other things:

•	all subordinated debt securities not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year; and

•	Alcoa irrevocably deposits or causes to be deposited with the trustee, as trust funds, money and/or U.S. government obligations sufficient to pay and discharge the entire indebtedness on the subordinated debt securities for the principal and any premium, interest and other sums payable under the subordinated indenture on the dates such payments are due. (Section 4.1)

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Alcoa whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of assets of Alcoa to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Alcoa,

the holders of Senior Debt will first be entitled to receive payment in full of principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities. (Sections 12.1 and 12.2)

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities. (Section 12.1)

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt;

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding is pending with respect to any such default or event of default with respect to any Senior Debt. (Section 12.3)

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the subordinated indenture.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior Debt” means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alcoa, whether or not such claim for post-petition interest is allowed in such proceeding, on Debt of Alcoa, whether incurred on, before or after the date of the subordinated indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

The subordinated indenture will place no limitation on the amount of additional Senior Debt that may be incurred by Alcoa.

Governing Law

The subordinated indenture is governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 1.12)

Information Concerning the Trustee

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the subordinated indenture. The trustee is not obligated to exercise any of its powers under the subordinated indenture at the request of any holder of subordinated debt securities, unless the holder offers to indemnify the trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 6.3)

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to our senior debt securities. The Bank of New York Mellon Trust Company, N.A. has, and certain of its affiliates may have from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.

The trustee under the subordinated indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF PREFERRED STOCK

Alcoa’s Articles of Incorporation, as amended, authorize Alcoa to issue two classes of preferred stock:

•	up to 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share (“Class A Stock”); and

•	up to 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share (“Class B Stock”).

As of June 30, 2014, Alcoa had 546,024 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. Alcoa initiated in 1989 an ongoing program to purchase and retire shares of Class A Stock.

The following is a description of Class A Stock and certain general terms and provisions of Class B Stock. The specific terms of a particular series of Class B Stock will be described in the related prospectus supplement. The terms of any series of Class B Stock as set forth in a prospectus supplement may differ from the terms set forth below. The following description of Class A Stock, Class B Stock and the description of the terms of a particular series of Class B Stock set forth in the applicable prospectus supplement are not meant to be complete. For more information, you should refer to Alcoa’s Articles of Incorporation and Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

The board of directors of Alcoa may authorize the issuance of shares of Class B Stock in one or more series and may fix the specific number of shares and, subject to Alcoa’s Articles of Incorporation, the relative rights and preferences of any such series so established. All shares of preferred stock must be identical, except with respect to the following relative rights and preferences, any of which may vary between different series:

•	the rate of dividend, including the date from which dividends will be cumulative, whether such dividend rate will be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate;

•	the price at, and the terms and conditions on, which shares may be redeemed;

•	the amounts payable on shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and

•	the terms and conditions on which the shares of any series may be converted in the event the shares of any series are convertible.

Each share of any series of Class B Stock will be identical with all other shares of the same series, except as to the date from which dividends will be cumulative.

The prospectus supplement will set forth the following specific terms regarding the series of Class B Stock it offers:

•	the designation, number of shares and liquidation preference per share;

•	the initial public offering price;

•	the dividend rate(s), or the method of determining the dividend rate(s);

•	any index upon which the amount of any dividends is determined;

•	the dates on which any dividends will accrue and be payable, whether dividends will be cumulative, and the designated record dates for determining the holders entitled to dividends;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	provisions for issuance of global securities;

•	the currency, which may be a composite currency, in which payment of any dividends will be payable if other than U.S. dollars;

•	any voting rights, except as otherwise required by law; and

•	any additional terms, preferences or rights and qualifications, limitations or restrictions.

The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the related prospectus supplement.

Dividends

The holders of Class A Stock are entitled to receive, when and as declared by Alcoa’s board of directors, out of legally available funds, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by Alcoa’s board of directors, out of legally available funds, cumulative cash or other dividends at such rate(s) and on such dates as the board of directors determines. The applicable prospectus supplement will set forth this dividend right. Rates may be fixed or variable or both. Alcoa’s board of directors may not declare dividends in respect of any dividend period on any series of Class B Stock unless all accrued dividends and the current quarter yearly dividend on the Class A Stock are paid in full or the board contemporaneously declares and sets apart such Class A Stock dividends. If Alcoa has not declared and paid or set apart the full cumulative dividends on shares of a series of Class B Stock, dividends thereon will be declared and paid pro rata to the holders of the series. Alcoa will not pay interest on any dividend payment on the Class A Stock or the Class B Stock which is in arrears.

If Alcoa has not declared and paid or set apart when due full cumulative dividends on any class or series of Class A Stock or Class B Stock, including the current quarter yearly dividend for shares of Class A Stock, Alcoa may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Alcoa common stock. No restriction applies to Alcoa’s repurchase or redemption of Class A Stock or Class B Stock while there is any arrearage in the payment of dividends or any applicable sinking fund installments on Class A Stock or Class B Stock.

Redemption

Alcoa may redeem all or any part of the Class A Stock at any time at the option of its board of directors. Such redemption will be at par, plus accrued dividends. Alcoa must publish notice of such redemption in daily newspapers of general circulation in New York, New York and in Pittsburgh, Pennsylvania, as well as by mail to each record holder. Alcoa must give such notice not less than 30 days nor more than 60 days before the date fixed for redemption. If Alcoa redeems only part of the Class A Stock, Alcoa will select the shares to be redeemed pro rata or by lot, as Alcoa’s board of directors determines.

If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption, the following will occur, unless Alcoa fails to provide funds for payment of the redemption price:

•	dividends on the shares of Class A Stock called for redemption will cease to accrue;

•	such shares will no longer be deemed to be outstanding; and

•	holders will have no further rights as shareholders of Alcoa, except the right to receive the redemption price.

Holders will receive the redemption price for the Class A Stock when they surrender the certificates representing such shares in accordance with the redemption notice (including being properly endorsed or assigned for transfer, if Alcoa’s board of directors so requires and the notice so states). If Alcoa redeems fewer than all of the shares represented by any certificate, Alcoa will issue a new certificate representing the unredeemed shares, at no cost to the certificate holder. All shares of Class A Stock which Alcoa redeems will be cancelled and not reissued.

The terms and conditions under which all or any part of any series of the Class B Stock may be redeemed will be established by Alcoa’s board of directors before Alcoa issues such series of Class B Stock. Unless Alcoa’s board of directors determines otherwise, all shares of Class B Stock which Alcoa redeems or otherwise acquires will return to the status of authorized but unissued shares.

Liquidation Preference

Upon any liquidation, dissolution or winding up of Alcoa, each holder of Class A Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, $100 per share plus accrued and unpaid dividends, before any distribution of assets is made to or set apart for the holders of Class B Stock or common stock.

Upon any liquidation, dissolution or winding up of Alcoa, the holders of shares of each series of Class B Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, an amount fixed by the board of directors plus any accrued and unpaid dividends, before any distribution is made or set apart for holders of common stock, as described in the prospectus supplement relating to the series of Class B Stock. If Alcoa’s assets are insufficient to pay the full amount payable on shares of each series of Class B Stock in any case of liquidation, dissolution or winding up of Alcoa, the holders of shares of the series of Class B Stock will share ratably in any such distribution of assets of Alcoa in proportion to the full respective preferential amounts to which they are entitled. Once holders of shares of the series of Class B Stock are paid the full preferential amounts to which they are entitled, they will not be entitled to participate any further in any distribution of assets by Alcoa, unless indicated otherwise in the applicable prospectus supplement. A consolidation or merger of Alcoa with one or more corporations will not be deemed to be a liquidation, dissolution or winding up of Alcoa.

Conversion and Exchange Rights

Class A Stock is not convertible or exchangeable for common stock. Any terms on which shares of any series of Class B Stock are convertible into or exchangeable for common stock will be set forth in the related prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Alcoa.

Voting Rights

Except as indicated below or in the related prospectus supplement for a particular series of Class B Stock, or except as expressly required by applicable law, the holders of Class A Stock and Class B Stock will not be entitled to vote.

Pennsylvania law requires that holders of outstanding shares of a particular class or series of stock be entitled to vote as a class on an amendment to the Articles of Incorporation that would do any of the following:

•	authorize Alcoa’s board of directors to fix and determine the relative rights and preferences as between any series of any preferred stock or special class of stock;

•	change the preferences, limitations or other special rights of the shares of a class or series in a manner which is adverse to that class or series;

•	authorize a new class or series of shares which has a preference as to dividends or assets which is senior to that of shares of a particular class or series; or

•	increase the number of authorized shares of any particular class or series which has a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

The board of directors, under Alcoa’s Articles of Incorporation, may limit or eliminate the voting rights applicable to any series of Class B Stock before the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, which will be exercisable only during extended periods of dividend arrearages, as the board of directors may determine in order to qualify such series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

Each full share of any series of the Class B Stock will be entitled to one vote on matters on which holders of such series, together with holders of any other series of Class B Stock, are entitled to vote as a single class. Therefore, the voting power of each series will depend on the number of shares in that series, and not on the liquidation preference or initial offering price of such shares.

Alcoa must obtain the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, to do the following:

•	authorize any additional class of stock or increase the authorized number of shares of preferred stock or any class of stock which ranks on a parity with the Class A Stock or Class B Stock as to dividends or assets; or

•	merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock, except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately before such merger or consolidation.

So long as any shares of Class A Stock or Class B Stock remain outstanding, Alcoa may not, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, voting as a class:

•	make any adverse change in the rights and preferences of the Class A Stock or Class B Stock. If such a change would affect any series of Class A Stock or Class B Stock adversely as compared to the effect on any other series of Class A Stock or Class B Stock, no such change may be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock;

•	authorize any additional class of stock or increase the authorized number of shares of any class of stock which ranks senior to the Class A Stock or Class B Stock as to dividends or assets; or

•	sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

DESCRIPTION OF DEPOSITARY SHARES

Alcoa may offer depositary shares representing fractional shares of its Class B Stock. The following description sets forth certain general terms and provisions of the depositary shares that Alcoa may offer under this prospectus. The particular terms of the depositary shares, including the fraction of a share of Class B Stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement.

General

The shares of Class B Stock represented by depositary shares will be deposited under a deposit agreement between Alcoa and a depositary selected by Alcoa. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of Class B Stock underlying that depositary share, to all the rights and preferences of the shares of Class B Stock underlying that depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Class B Stock in accordance with the terms of the offering.

The following description of the terms of the deposit agreement is a summary. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of Class B Stock, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summarized below. The deposit agreement will be filed either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Dividends and Other Distributions

If Alcoa pays a cash distribution or dividend on a series of Class B Stock represented by depositary shares, the depositary will distribute these dividends to the record holders of the depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with the approval of Alcoa, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption or Exchange of Class B Stock

If a series of Class B Stock represented by depositary shares is to be redeemed or exchanged, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of Class B Stock held by the depositary, or exchanged for common stock to be issued in exchange for the Class B Stock (as the case may be, in accordance with the terms of such series of Class B Stock). The depositary shares will be redeemed or exchanged by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share or market value of common stock per depositary share paid in respect of the shares of Class B Stock so redeemed or exchanged. Whenever Alcoa redeems or exchanges shares of Class B Stock held by the depositary, the depositary will redeem or exchange as of the same date the number of depositary shares representing shares of Class B Stock so redeemed or exchanged. If fewer than all the depositary shares are to be redeemed or exchanged, the depositary shares to be redeemed or exchanged will be selected either by lot or pro rata or by any other equitable method as may be determined by Alcoa.

Withdrawal of Class B Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption) and payment of all taxes and charges provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, receive the number of whole shares of the related series of Class B Stock and any money or other property represented by such depositary receipts. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of Class B Stock on the basis set forth in the related prospectus supplement for such series of Class B Stock, but holders of such whole shares of Class B Stock will not thereafter be entitled to deposit such Class B Stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of Class B Stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Class B Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Class B Stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of Class B Stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant series of Class B Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Class B Stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of such series of Class B Stock represented by such depositary shares in accordance with such instructions, and Alcoa will agree to take all reasonable action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of Class B Stock to the extent it does not receive specific instructions from the holder of the depositary shares representing such Class B Stock.

Conversion Rights of Convertible Depositary Shares

If a series of the Class B Stock underlying the depositary shares is convertible into shares of common stock, Alcoa will accept the delivery of depositary receipts to convert the Class B Stock in accordance with the procedures set forth in the applicable deposit agreement. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

The forms of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Alcoa and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares representing Class B Stock of any series will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding representing Class B Stock of such series. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated if (i) all outstanding depositary shares have been redeemed; (ii) each share of such series of Class B Stock has been converted into common stock or has been exchanged for common stock; (iii) there has been a final distribution in respect of such series of Class B Stock in connection with any liquidation, dissolution or winding up of Alcoa and such distribution has been distributed to the holders of depositary shares; or (iv) at least two-thirds of all holders of the depositary shares then outstanding representing Class B Stock of such series consent to such termination.

Charges of Depositary

Alcoa will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Alcoa will pay all charges of the depositary in connection with the initial deposit of the relevant series of Class B Stock and any redemption or exchange of such Class B Stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Alcoa notice of its election to do so, and Alcoa may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from Alcoa which are delivered to the depositary and which Alcoa is required to furnish to the holders of the deposited Class B Stock.

Neither the depositary nor Alcoa will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Alcoa and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of Class B Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

The deposit agreement and the depositary shares issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to applicable conflicts of law principles.

DESCRIPTION OF COMMON STOCK

Alcoa is authorized to issue 1,800,000,000 shares of common stock, par value $1.00 per share. As of June 30, 2014, there were 1,173,946,419 shares of Alcoa common stock outstanding. In addition, as of the same date, there were approximately 93 million shares of Alcoa common stock issued and held in Alcoa’s treasury, and approximately 95 million shares of Alcoa common stock reserved for issuance under Alcoa’s stock-based compensation plans.

Dividend Rights

Holders of Alcoa common stock are entitled to receive dividends as declared by Alcoa’s board of directors. However, no dividend will be declared or paid on Alcoa’s common stock until Alcoa has paid (or declared and set aside funds for payment of) all dividends which have accrued on all classes of Alcoa’s outstanding preferred stock, including the current quarter yearly dividend on the Class A Stock.

Voting Rights

Holders of Alcoa common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Alcoa, whether voluntary or involuntary, after payments to holders of preferred stock of amounts determined by the board of directors, plus any accrued dividends, Alcoa’s remaining assets will be divided among holders of Alcoa common stock. Under Alcoa’s Articles of Incorporation, neither the consolidation or merger of Alcoa with or into one or more corporations or any share exchange or division involving Alcoa will be deemed a liquidation, dissolution or winding up of Alcoa.

Preemptive or Other Subscription Rights

Holders of Alcoa common stock will not have any preemptive right to subscribe for any securities of Alcoa.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to Alcoa common stock, and Alcoa common stock is not liable to further call or assessment by Alcoa. All issued and outstanding shares of Alcoa common stock are fully paid and non-assessable.

Other Matters

Alcoa’s Articles of Incorporation provide for the following:

•	a classified board of directors with staggered three-year terms;

•	special shareholder voting requirements to remove directors; and

•	certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions.

Alcoa’s Articles of Incorporation also prohibit Alcoa’s payment of “green-mail,” that is, payment of a premium in purchasing shares of its common stock from a present or recent holder of 5% or more of the common stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the common stock. In addition, the Articles of Incorporation limit or eliminate to the fullest extent permitted by Pennsylvania law, as from time to time in effect, the personal liability of Alcoa’s directors for monetary damages, and authorize Alcoa, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to Alcoa. The classified board article provision and the anti-“green-mail” provision may have certain anti-takeover effects.

Alcoa is governed by certain “anti-takeover” provisions in the Pennsylvania Business Corporation Law (the “PBCL”). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as Alcoa. Section 2538 of the PBCL requires shareholder approval for certain transactions between a registered corporation and an interested shareholder (generally, a shareholder who owns 20% of the stock entitled to vote in an election of directors). Section 2538 applies if an interested shareholder (together with anyone acting jointly with such shareholder and any affiliates of such shareholder):

•	is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or one of its subsidiaries;

•	is to receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

•	is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or

•	is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification.

In such a case, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to such transaction. Shares held by the interested shareholder are not included in calculating the number of shares entitled to be cast, and the interested shareholder is not entitled to vote on the transaction. This special voting requirement does not apply if the proposed transaction has been approved in a prescribed manner by the corporation’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries.

Section 2555 of the PBCL may also apply to a transaction between a registered corporation and an interested shareholder, even if Section 2538 also applies. Section 2555 prohibits a corporation from engaging in a business combination with an interested shareholder unless one of the following conditions is met:

•	the board of directors has previously approved either the proposed transaction or the interested shareholder’s acquisition of shares;

•	the interested shareholder owns at least 80% of the stock entitled to vote in an election of directors and, no earlier than three months after the interested shareholder reaches the 80% level,

•	the majority of the remaining shareholders approve the proposed transaction;

•	shareholders receive a minimum “fair price” for their shares in the transaction; and

•	the other conditions of Section 2556 of the PBCL are met;

•	holders of all outstanding common stock approve the transaction;

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction; or

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

Alcoa’s Articles of Incorporation also provide that Alcoa may not repurchase any stock from an interested shareholder at prices greater than the current fair market value. Under the PBCL, a person or group of persons acting in concert who hold 20% of the shares of a registered corporation entitled to vote in the election of directors constitutes a control group. On the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth under the PBCL, require the control group to purchase his or her shares at “fair value,” as defined in the PBCL.

The PBCL also contains certain provisions applicable to a registered corporation such as Alcoa which, under certain circumstances, permit a corporation to:

•	redeem “control shares,” as defined in the PBCL;

•	remove the voting rights of control shares; and

•	require the disgorgement of profits by a “controlling person,” as defined in the PBCL.

The transfer agent and registrar for Alcoa common stock is Computershare.

DESCRIPTION OF WARRANTS

General

Alcoa may issue warrants for the purchase of debt securities, Class B Stock, depositary shares or common stock. Alcoa may issue such warrants independently or together with other securities offered under this prospectus. Alcoa will issue each series of warrants under a separate warrant agreement to be entered into between itself and a bank or trust company, as warrant agent, that it will name in a prospectus supplement relating to the warrants being offered. The warrant agent will act solely as Alcoa’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The form of the warrant agreement relating to warrants to purchase the securities offered by Alcoa, including the form of warrant certificate representing the warrants, will be filed with the SEC as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement or by a Current Report on Form 8-K or other document filed under the Exchange Act, in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The following summary of certain provisions of the warrants is not complete. You should read the applicable warrant agreement and related warrant certificate for provisions that may be important to you.

Debt Warrants

If Alcoa offers warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of any related debt securities with which the warrants are issued, and the number of warrants issued with each such debt security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

If debt securities purchasable upon exercise of the warrants are issuable in bearer form, the warrants may not be offered nor constitute an offer to U.S. persons other than to offices outside the United States of certain U.S. financial institutions. Moreover, bearer debt securities issuable upon exercise of the warrants may not be issued to U.S. persons other than to offices outside the United States of certain U.S. financial institutions.

Stock Warrants

If Alcoa offers warrants for the purchase of common stock, Class B Stock or depositary shares, a prospectus supplement relating to the stock warrants being offered will describe the terms of the common stock warrants, Class B Stock warrants or depositary shares warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	whether common stock, Class B Stock or depositary shares may be purchased upon exercise of the warrants;

•	the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock, Class B Stock or depositary shares that may be purchased upon exercise of each warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities, shares of Class B Stock, depositary shares or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until the exercise of their warrants to purchase debt securities, Class B Stock, depositary shares or common stock, holders of warrants will not have any rights as a holder of the debt securities, Class B Stock, depositary shares or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, Class B Stock, depositary shares or warrants of Alcoa, or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or funded on some basis.

A prospectus supplement relating to an offering of the particular stock purchase contracts or stock purchase units will describe the terms of any stock purchase contracts or stock purchase units offered under this prospectus. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Certain U.S. Federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more of the following ways:

•	to underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	directly to purchasers in negotiated sales or in competitively bid transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the above methods of sale.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by us to that agent will be provided, in an applicable prospectus supplement. We and our agents may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•	Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

Except for shares of our common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom the securities are sold by us for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a “conflict of interest” under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Alcoa will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Certain matters relating to the securities offered by this prospectus will be passed upon for any underwriters or agents by Cravath, Swaine & Moore LLP, New York, New York. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Alcoa for the three month periods ended March 31, 2014 and 2013 and the three and six month periods ended June 30, 2014 and 2013 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 24, 2014 and July 24, 2014, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

25,000,000 Depositary Shares

Each Representing a 1/10th Interest in a Share of

5.375% Class B Mandatory Convertible Preferred Stock, Series 1

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Credit Suisse

Citigroup	Goldman, Sachs & Co.	J.P. Morgan

Lead Managers

BNP PARIBAS	MUFG	RBC Capital Markets	RBS

Co-Managers

Banca IMI	Banco do Brasil Securities LLC	BBVA

BNY Mellon Capital Markets, LLC	Bradesco BBI	Credit Agricole CIB

Mizuho Securities	PNC Capital Markets LLC	Sandler O’Neill + Partners, L.P.

SMBC Nikko	SOCIETE GENERALE	TD Securities

The Williams Capital Group, L.P.

SEPTEMBER 16, 2014